UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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Hormel Foods Corporation
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HORMEL FOODS CORPORATION

AUSTIN, MINNESOTA

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

The Annual Meeting of Stockholders of Hormel Foods Corporation, a Delaware corporation, will be held in the Richard L. Knowlton Auditorium of the Austin High School, 300 NW 4th Street, Austin, Minnesota, on Tuesday, January 28, 2014, at  8:00 p.m. Central Standard Time.  The items of business are:

1.                                      Elect a board of 11 directors for the ensuing year;

2.                                      Ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending October 26, 2014;

3.                                      Reapprove the material terms of the performance goals under the Hormel Foods Corporation 2009 Long-Term Incentive Plan to enable certain compensation paid under the Plan to continue to qualify as deductible performance-based compensation under Section 162(m) of the Internal Revenue Code; and

4.                                      Such other matters as may properly come before the meeting.

The Board of Directors has fixed November 29, 2013, at the close of business, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

By Order of the Board of Directors

BRIAN D. JOHNSON
Vice President and

Corporate Secretary

December 18, 2013

Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting to be Held on January 28, 2014

The Proxy Statement and Annual Report to Stockholders
are available at www.proxyvote.com

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PROXY STATEMENT

HORMEL FOODS CORPORATION
(CUSIP No. 440452100)
1 HORMEL PLACE
AUSTIN, MINNESOTA 55912

The enclosed proxy is solicited by the Board of Directors of Hormel Foods Corporation (“Company”) for use at the Annual Meeting of Stockholders to be held on January 28, 2014.  This proxy statement and form of proxy, or a Notice of Internet Availability of Proxy Materials, are first being mailed to stockholders on or about December 18, 2013.

GENERAL INFORMATION

Voting Securities -   Only stockholders of record at the close of business as of November 29, 2013 are entitled to vote at the meeting.  The Company had 263,669,001 shares of common stock outstanding as of November 29, 2013.  Each share of stock is entitled to one vote.  There is no cumulative voting.  The Company has no other class of shares outstanding.

Voting Your Proxy -   Whether or not you plan to attend the meeting, we encourage you to grant a proxy to vote your shares.  Follow the instructions on your proxy card or electronic delivery notice to cast your vote via the Internet or telephone.  If you received a proxy card, you may vote your shares by completing the card with your vote, signature and date, and returning it by mail in the envelope provided.

If you submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board of Directors’ recommendations as follows:

“FOR”:

•                  Election to the Board of the 11 director nominees named in this proxy statement;

•                  Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending October 26, 2014; and

•                  Reapproval of the material terms of the performance goals under the Hormel Foods Corporation 2009 Long-Term Incentive Plan to enable certain compensation paid under the Plan to continue to qualify as deductible performance-based compensation under Section 162(m) of the Internal Revenue Code.

The persons appointed as proxies will vote in their discretion on other matters as may properly come before the meeting.

Revoking Your Proxy and Changing Your Vote -   You may revoke your proxy or change your vote at any time before it is exercised by submitting a later-dated proxy, voting in person at the meeting or sending a written notice of revocation to the Corporate Secretary.

Expenses -   The expenses of soliciting proxies will be paid by the Company.  Proxies may be solicited at Company expense personally, or by mail, telephone or electronic communication, by directors, officers and other employees.  Such persons will not receive additional compensation.  The Company will reimburse banks, brokerage firms and other nominees for their reasonable out-of-pocket expenses incurred in sending proxy materials to beneficial owners.  Your cooperation in promptly granting a proxy to vote your shares will help to avoid additional expense.

Quorum -   A majority of the outstanding shares will constitute a quorum at the meeting.

Impact of Abstentions and Broker Non-Votes -   If a stockholder holds shares in “street name” and does not provide voting instructions to the holder of the account regarding non-discretionary matters, such shares are considered “broker nonvotes.”   “Street name” means the shares are held in a stock brokerage account or by a bank, trust or other institution.  Broker nonvotes and abstentions are counted for purposes of determining the presence of a quorum for the transaction of business.  Shares represented by abstentions are counted as shares represented at the meeting and therefore will have no effect on the election of directors (Item #1), but will have the effect of a vote against the ratification of Ernst & Young LLP as independent registered public accounting firm (Item #2) and reapproval of the material terms of the performance goals under the Hormel Foods Corporation 2009 Long-Term Incentive Plan (Item #3).  Shares represented by broker nonvotes are not considered entitled to vote and thus are not counted for purposes of determining whether a proposal has been approved.  Under current New York Stock Exchange (“NYSE”) rules, uninstructed brokers would have discretionary voting power for ratification of Ernst & Young LLP as independent registered public accounting firm (Item #2).  Uninstructed brokers would not have discretionary voting power for the election of directors (Item #1) and reapproval of the material terms of the performance goals under the Hormel Foods Corporation 2009 Long-Term Incentive Plan (Item #3).

MEETING ADMISSION

The following persons will be admitted to the Annual Meeting of Stockholders to be held on January 28, 2014:

•                  Stockholders of record at the close of business on November 29, 2013, and their immediate family members;

•                  Individuals holding written proxies executed by stockholders of record at the close of business on November 29, 2013;

•                  Stockholders who provide a letter or account statement from their broker, bank or other nominee showing that they owned stock held in the name of the broker, bank or other nominee at the close of business on November 29, 2013, and their immediate family members;

•                  Stockholders by virtue of stock held in the Company’s Employee Stock Purchase Plan;

•                  Other individuals with the approval of the Corporate Secretary; and

•                  One authorized representative of stockholders that are corporations or other entities.  Additional authorized representatives may be admitted with the approval of the Corporate Secretary.

If you are not able to attend, we will have video of the meeting available on the Internet after January 29, 2014.  To view this video, follow these instructions:

1.                                      Go to www.hormelfoods.com;

2.                                      Click on the “Newsroom” navigation tab near the top right of the home page;

3.                                      Click on the “2014 Annual Meeting” featured story; and

4.                                      Locate the video within the 2014 Annual Meeting story content and click on the video.

CONDUCT OF MEETING

The Chairman will preside over the Annual Meeting of Stockholders pursuant to the Bylaws and by action of the Board of Directors.  The Chairman has broad authority to ensure the orderly conduct of the meeting.  This includes discretion to recognize stockholders or proxies who wish to speak and to determine the extent of discussion on each item of business.  Rules governing the conduct of the meeting will be distributed at the meeting along with the agenda.  The Chairman may also rely on applicable law regarding disorderly conduct to ensure that the meeting is conducted in a manner that is fair to all stockholders.

ITEM 1 – ELECTION OF DIRECTORS

Identifying and Evaluating Nominees for Director -  The Governance Committee is responsible for establishing procedures to identify and review the qualifications of all nominees for Board membership.  The Committee considers recommendations of director candidates made by directors, senior management, and the Company’s stockholders.  The Committee applies the same criteria for consideration of stockholder nominees as it does to nominees proposed by other sources.  The Committee may engage an independent search firm to assist the Committee in identifying and evaluating potential director nominees to fill vacancies on the Board.

Stockholders wishing to make a recommendation may do so by contacting the Governance Committee, c/o Brian D. Johnson, Vice President and Corporate Secretary, 1 Hormel Place, Austin, Minnesota 55912.  Stockholders should send:

1.              Name of the candidate and the candidate’s business and residence addresses;

2.              A resume or biographical sketch of the candidate, which includes the candidate’s principal occupation or employment;

3.              A document(s) evidencing the number of shares of Company stock currently held by the candidate and the candidate’s willingness to serve as a director if elected; and

4.              A signed statement as to the submitting stockholder’s current status as a stockholder, which includes the stockholder’s address and the number of shares of Company stock currently held.

The Committee’s procedures include making a preliminary assessment of each proposed nominee.  Such assessment is based upon the resume and biographical information, an indication of the individual’s willingness to serve, and business experience and leadership skills.  This information is evaluated against the criteria set forth below and the Company’s specific needs at that time.  Based upon a preliminary assessment of the candidates, those who appear best suited to meet the Company’s needs may be invited to participate in interviews, which are used to further evaluate candidates.  On the basis of information learned during this process, the Committee determines which nominees to recommend to the Board.

Director Qualifications –The Governance Committee determines the selection criteria of director nominees based upon the Company’s needs at the time nominees are considered.  In evaluating director candidates, the Committee will consider a candidate’s:

•                  Intellect;

•                  Integrity;

•                  Broad-based experience at the policy-making level in business, government, education or the public interest;

•                  Analytical ability;

•                  Ability to qualify as an independent director;

•                  Ability and willingness to devote time and energy to effectively carry out all Board responsibilities; and

•                  Unique qualifications, skills and experience.

The Committee reviews past performance on the Board for directors seeking reelection.  The Board’s annual self-evaluation process assists the Committee in this review.

The Committee considers the diversity of director candidates and seeks to enhance the overall diversity of the Board.  Each candidate’s diversity in terms of race, gender, national origin and other personal characteristics is considered.  The Committee also assesses each candidate’s contribution to the diversity of the Board in a broader sense, including age, education, experience, skills and other qualifications.  While the Committee carefully considers diversity when evaluating director candidates, it has not adopted a formal diversity policy.

The Committee recommends director nominees to the Board to submit for election at the next Annual Meeting of Stockholders.  The Board selects director nominees based on its assessment and consideration of various factors.  These factors include the current Board profile, the long-term interests of stockholders, the needs of the Company, and the goal of creating an appropriate balance of knowledge, experience and diversity on the Board.

Our Nominees for Director –  Each of our director nominees is well qualified under the criteria described above.  As employees of the Company, Mr. Ettinger and Ms. Feragen do not qualify as independent directors.  Each director nominee brings a variety of qualifications, skills, attributes and experience to the Board of Directors.

A common trait among our director nominees is executive leadership experience with a large company or organization.  Such experience brings a variety of benefits, including an understanding of business management, various business functions and strategic planning.  Other advantages of an executive leadership background include experience with policy making, risk management and corporate governance matters.

Another common characteristic of our director nominees is each has prior service on our Board.  Each director nominee has a demonstrated record of regular attendance, advance preparation and active participation in Board and Board committee meetings.  Through prior service on the Board committees, our director nominees have demonstrated and further developed expertise relating to the duties assigned to the Board committees.

The biographical information below identifies and highlights additional qualifications, skills, attributes and experience each director nominee brings to the Board.

The Board of Directors recommends a vote FOR each of the 11 director nominees listed below.  The persons named as proxies will vote FOR the election of these 11 nominees to hold office as directors until the next Annual Meeting of Stockholders and until their successors are elected and qualify, unless stockholders specify otherwise.  If any of such nominees become unavailable for any reason, it is intended that the proxies will vote for the election of such substitute persons as may be designated by the Board of Directors.  Directors are elected by a plurality of the votes cast.  The 11 candidates receiving the highest number of votes will be elected.

DIRECTOR NOMINEES

TERRELL K. CREWS, age 58, director since 2007.

Mr. Crews retired from Monsanto Company, an agricultural company, in 2009.  He served as Executive Vice President, Chief Financial Officer and Vegetable Business CEO for Monsanto Company, from 2007 to 2009, and Executive Vice President and Chief Financial Officer from 2000 to 2007.  Mr. Crews is a member of the Board of Directors of Archer-Daniels-Midland Company, Decatur, Illinois, and Rock Tenn Corporation, Norcross, Georgia, and the Board of Trustees of Freed-Hardeman University, Henderson, Tennessee.  Mr. Crews brings extensive expertise in finance and related functions to the Board, as well as significant knowledge of corporate development, agri-business and international operations.

JEFFREY M. ETTINGER, age 55, director since 2004.

Mr. Ettinger is Chairman of the Board, President and Chief Executive Officer of the Company, serving in that capacity since November 2006.  He was President and Chief Executive Officer from January to November 2006, and President and Chief Operating Officer from 2004 to 2006.  Mr. Ettinger is a member of the Board of Directors of The Toro Company, Bloomington, Minnesota, Grocery Manufacturers of America, Washington, D.C., American Meat Institute, Washington, D.C., Minnesota Business Partnership, Minneapolis, Minnesota, and The Hormel Foundation, Austin, Minnesota.  In addition to his exemplary executive leadership of the Company, Mr. Ettinger brings practical finance, marketing and legal expertise to the Board, as well as a deep knowledge of the Company and food industry developed during his 24-year tenure with the Company.

JODY H. FERAGEN, age 57, director since 2007.

Ms. Feragen is Executive Vice President and Chief Financial Officer of the Company.  She was elected to that position in 2010, and was Senior Vice President and Chief Financial Officer from 2007 to 2010, and Vice President of Finance and Treasurer from 2005 to 2007.  Ms. Feragen is a member of the Board of Directors of Patterson Companies, Inc., St. Paul, Minnesota, and the University of North Dakota Foundation, Grand Forks, North Dakota.  Ms. Feragen brings to the Board in-depth expertise in finance and related functions developed during her over 27-year finance career, as well as knowledge of the Company and food industry.

GLENN S. FORBES, M.D., age 66, director since 2011.

Dr. Forbes is retired Executive Board Chair and Emeritus Physician, Mayo Clinic, having retired January 2012.  At that time, Dr. Forbes was Medical Director for Diversified Business Activities for Medical Imaging Services at Mayo Clinic, a position he held since 2010, Professor of Radiology, Mayo Clinic College of Medicine, a position he held since 1990, and Consultant in the Department of Diagnostic Radiology at Mayo Clinic, a position he held since 1977.  He was Medical Director for State Government Affairs and Public Relations at Mayo Clinic from 2009 to 2010, and Chief Executive Officer, Mayo Clinic-Rochester from 2006 to 2009.  Dr. Forbes was a member of the Board of Trustees, Mayo Clinic from 2006 to 2009, and the Board of Governors, Mayo Clinic from 2003 to 2009, and Chair of the Executive Board, Mayo Clinic-Rochester from 2006 to 2009.  He is Chair of the Board of Directors of the American Board of Radiology Foundation.  Dr. Forbes brings executive leadership experience with a large Minnesota-based health care institution and extensive public policy and corporate governance expertise to the Board.

STEPHEN M. LACY, age 59, director since 2011.

Mr. Lacy is Chairman of the Board, President and Chief Executive Officer of Meredith Corporation, a media and marketing company, a position he has held since 2010. He served Meredith Corporation as President and Chief Executive Officer starting in 2006, President and Chief Operating Officer starting in 2004, President, Publishing Group, and President, Interactive and Integrated Marketing Group, starting in 2000, and Chief Financial Officer starting in 1998.  Mr. Lacy was President, from 1995 to 1997, and Chief Financial Officer, from 1992 to 1995, of Johnson & Higgins, an insurance brokerage firm, and General Manager, from 1990 to 1992, and Chief Financial Officer, from 1988 to 1990, of Commtron Corporation, a distributor of video cassettes and consumer electronics equipment.   He is a member of the Board of Directors of Meredith Corporation, Des Moines, Iowa.  Mr. Lacy brings extensive expertise in finance and consumer product marketing to the

Board, as well as ongoing experience as the active Chief Executive Officer of a publicly held company whose stock is traded on the NYSE.

JOHN L. MORRISON, age 68, director since 2003.

Mr. Morrison has served as Managing Director, Goldner Hawn Johnson & Morrison Incorporated, a private equity investment firm, since 1989 and Chairman, Callanish Capital Partners, a private hedge fund, since 2001.  He was Executive Vice President of Pillsbury and Chairman of the U.S. Consumer Foods Group from 1987 to 1989, and President of Pillsbury’s International Group from 1981 to 1987.  Mr. Morrison was a member of the President’s Foreign Intelligence Advisory Board, Washington, D.C., from 2006 to 2009.  He is a member of the Board of Directors of Andersen Corporation, St. Paul, Minnesota.  Mr. Morrison brings extensive expertise in finance, corporate development, and international business, as well as deep food industry knowledge, to the Board.

ELSA A. MURANO, Ph.D., age 54, director since 2006.

Dr. Murano is Professor of Nutrition & Food Science and President Emerita of Texas A&M University, a position she has held since 2009.  She was President of Texas A&M University from December 2007 to June 2009, and Texas A&M University Vice Chancellor and Dean of Agriculture, Director of the Texas Agricultural Experiment Station, from 2005 to 2007.  Dr. Murano was Undersecretary for Food Safety, U.S. Department of Agriculture from 2001 to 2004.  She has served as Interim Director of the Norman Borlaug Institute for International Agriculture since June 2012.  Dr. Murano brings preeminent food safety expertise and significant experience in agri-business and regulatory affairs to the Board.

ROBERT C. NAKASONE, age 65, director since 2006.

Mr. Nakasone is Chief Executive Officer of NAK Enterprises, a family-owned investment and consulting business he has led since 2000.  Mr. Nakasone was Chief Executive Officer, Toys “R” Us, Inc. from 1998 to 1999, President and Chief Operating Officer from 1994 to 1997, Vice Chairman from 1989 to 1993, and President U.S. Toy Stores from 1985 to 1988.  Prior to 1985, he served in multiple senior executive capacities with the Jewel Companies, Inc., including Group Vice President and General Manager of the Jewel Food Stores Midwest Region.  Mr. Nakasone is a member of the Board of Directors of Staples, Inc., Framingham, Massachusetts, and served on the Board of Directors of eFunds Corporation from 2003 until the sale of the company to Fidelity National Information Services, Inc. in 2007.  He is also a member of the Board of Trustees of Claremont McKenna College, Claremont, California, Cottage Health System, Santa Barbara, California, and the “V” Foundation For Cancer Research, Cary, North Carolina.  Mr. Nakasone brings extensive expertise in retail food product marketing and international business development to the Board, as well as experience as the Chief Executive Officer of a large publicly held company.

SUSAN K. NESTEGARD, age 53, director since 2009.

Ms. Nestegard is former President, Global Healthcare Sector, of Ecolab Inc., a provider of cleaning and sanitizing products and services.  She held that position from 2010 to 2012, and was Executive Vice President, Global Healthcare Sector, from 2008 to 2010, Senior Vice President, Research, Development and Engineering, and Chief Technical Officer, from 2003 to 2008.  Ms. Nestegard also has over 20 years experience with 3M Company in product development, research and development, and business unit management.  She is a member of the Board of Directors of American Capital, Ltd., Bethesda, Maryland.  Ms. Nestegard brings significant expertise in food safety, research and development, foodservice, and international business to the Board.

DAKOTA A. PIPPINS, age 65, director since 2001.

Mr. Pippins has been President and Chief Executive Officer, Pippins Strategies, LLC, a marketing consulting company, since 2003.  He served as Director of Urban Think Tank and Director of Planning for the Vigilante Division of Leo Burnett, USA, an advertising agency, from 1998 to 2003, Director of Management Institute at New York University from 1990 to 1995, and has been an Adjunct Associate Professor at New York University since 1990.  Prior experience includes various management positions at Citicorp, a banking company, General Foods Corporation, a food company, and Burrell Communications Group, a marketing company.  Mr. Pippins brings to the Board in-depth expertise in consumer product marketing and corporate sustainability, developed both through professional work experience and academia.

CHRISTOPHER J. POLICINSKI, age 55, director since 2012.

Mr. Policinski is President and Chief Executive Officer of Land O’Lakes, Inc., a member-owned cooperative which produces and markets dairy-based food products and agricultural supplies, a position he has held since 2005.  He served Land O’Lakes, Inc. as Chief Operating Officer of the Dairy Foods business unit starting in 1999, and Vice President of Strategy and Business Development starting in 1997.  Prior experience includes various management positions at Kraft General Foods Corporation, a food company, Bristol Myers Squibb, a biopharmaceutical and consumer goods company, and Pillsbury Company, a food company.  Mr. Policinski is a member of the Board of Directors of Xcel Energy, Inc., Minneapolis, Minnesota, Grocery Manufacturers of America, Washington, D.C., National Milk Producers Federation, Arlington, Virginia, National Council of Farmer Cooperatives, Washington, D.C., U. S. Global Leadership Campaign, Washington, D.C., and the Greater Twin Cities United Way, Minneapolis, Minnesota, and the Board of Overseers of Carlson School of Management, Minneapolis, Minnesota.  Mr. Policinski brings extensive expertise in agri-business, consumer product marketing and corporate development to the Board, as well as ongoing experience as the active Chief Executive Officer of a large Minnesota-based company operating globally in the food industry.

No family relationship exists between any of the director nominees or executive officers of the Company.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines which include the following:

•                                          At all times a substantial majority of the Board will be independent, as that term is defined in relevant law and the NYSE listing standards;

•                                          Directors who (1) retire from or change their principal employment, (2) reach retirement age of 72, (3) resign or are removed from, or fail to be re-elected to, the board of directors of any other public company, or (4) take action that creates a conflict of interest with the Company, must submit a letter of resignation from the Board.  The Board may accept or reject a letter of resignation.  It is the Board’s general policy that directors will not stand for reelection after reaching age 72;

•                                          The Board and Board committees will conduct annual self-evaluations;

•                                          Directors participate in an annual strategic planning retreat, which provides directors a detailed overview of the Company’s strategic business plans and an opportunity to access senior management of the Company;

•                                          All non-management directors will meet in executive session at least quarterly (the Board’s practice is to meet in executive session after each regularly scheduled meeting);

•                                          The Compensation Committee will evaluate the Chief Executive Officer’s performance annually.  This evaluation is based in part on a self-evaluation by the Chief Executive Officer (“CEO”) which is reviewed by all the nonemployee directors.  The annual evaluation will take into account the CEO’s performance measured against established goals.  After the process has been completed, the Compensation Committee will set the CEO’s compensation and obtain the Board’s ratification of such compensation;

•                                          Directors will have full access to officers and employees of the Company; and

•                                          The Board and each committee have the power to hire independent legal, financial or other advisers, without consulting or obtaining the approval of any officer of the Company.

The Company’s Corporate Governance Guidelines may be found on the Company’s Web site at www.hormelfoods.com under “Investors - Corporate Governance.”

Board Leadership Structure

The Board takes a flexible approach to the issue of whether the offices of Chairman and CEO should be separate or combined.  This approach allows the Board to regularly evaluate whether it is in the best interests of the Company for the CEO or another director to hold the position of Chairman.

Mr. Ettinger has served as both Chairman and CEO of the Company since November 2006.  The Board continues to believe there are important advantages to Mr. Ettinger serving in both roles at this time.  Mr. Ettinger is the director most familiar with our Company’s business and industry and best situated to propose the Board’s agendas and lead Board discussions on important matters.  Mr. Ettinger provides a strong link between management and the Board, which promotes clear communication and enhances strategic planning and implementation of corporate strategies.  Another advantage is the clarity of leadership provided by one person representing the Company to employees, stockholders and other stakeholders.

When the Chairman is not an independent director, the Board believes it may be useful and appropriate to designate a “Lead Director.”  The Governance Committee annually reviews use of the Lead Director position and duties of a Lead Director.  The Lead Director position is held by an independent director elected by the Board of Directors.  The Board’s policy is that a director’s term as Lead Director should generally be limited to three consecutive years.

John L. Morrison was elected the Lead Director in November 2011.  The duties of the Lead Director include the following:

•                                          Serve as a liaison between the Chairman and the non-management directors;

•                                          Serve as a liaison among the non-management directors;

•                                          Provide input to the Chairman on the preparation of Board meeting agendas, including content, sequence, and time allocations;

•                                          Have the authority to call meetings of the non-management directors, with advance notice of such meetings to be given to the Chairman;

•                                          Preside at meetings of the Board in the absence of the Chairman;

•                                          Preside at executive sessions of the non-management directors;

•                                          In conjunction with the Governance Committee, take an active role in the Board’s annual self-evaluation; and

•                                          In conjunction with the Compensation Committee, take an active role in the annual evaluation of the CEO.

The independent directors who chair the Company’s Audit, Compensation, Governance and Contingency Committees also provide leadership to the Board in their assigned areas of responsibility.   The Board believes the substantial majority of independent directors on the Board, use of a Lead Director, independent Committee chairs and executive sessions of the non-management directors safeguard the independent governance of the Board.

Code of Ethical Business Conduct

The Company has adopted a Code of Ethical Business Conduct that covers its directors, officers and employees.  This Code of Ethical Business Conduct may be found on the Company’s Web site at www.hormelfoods.com under “Investors - Corporate Governance.”

Stock Ownership Guidelines

The Company’s officers and directors are subject to stock ownership guidelines.   Officers need to hold shares of Company stock with a value equal to their five-year average base salary times a multiple of 1.5 to 5, depending on position.  Directors need to hold shares of Company stock with a value equal to their five-year average annual retainer times a multiple of 4.  For both officers and directors, the required stock ownership value is divided by the five-year average Company stock price, based on fiscal year end prices, to calculate the number of shares to be held.

The value of shares individually owned, held in Company benefit plans, and deferred in the Company’s deferred compensation plans are counted toward the guidelines.   Individual ownership of shares is determined under Section 16 of the Securities Exchange Act of 1934, as amended (“Exchange Act”).   Stock options and restricted shares are not counted toward the guidelines.

Officers and directors have approximately five years from their initial election to comply with the guidelines.  Officers promoted to a level requiring higher stock ownership under the guidelines have five years to achieve compliance.  All officers and directors who are subject to the guidelines are in compliance with the guidelines.

The Company has adopted a pledging policy which prohibits officers and directors from holding Company stock in a margin account or pledging Company stock as collateral for a loan.

The Company has also adopted a hedging policy which prohibits employees, officers and directors from purchasing any financial instruments (including without limitation prepaid variable forward contracts, equity swaps, collars, and exchange funds) that are designed to hedge or offset any decrease in the market value of Company securities held directly or indirectly by the employee, officer or director.

Board Independence

The Company’s Corporate Governance Guidelines require that a substantial majority of the Company’s directors be independent.  The NYSE listing standards require that a majority of the Company’s directors be independent and that the Audit, Compensation and Governance Committees be comprised entirely of independent directors.  The Board of Directors has adopted standards to assist it in making the annual determination of each director’s independence status. These Director Independence Standards are consistent with the NYSE listing standards. The Director Independence Standards are posted on the Company’s Web site at www.hormelfoods.com under “Investors - Corporate Governance.”  A director will be considered “independent” if he or she meets the requirements of the Director Independence Standards and the independence criteria in the NYSE listing standards.

The Board of Directors has affirmatively determined that the following directors have no direct or indirect material relationship with the Company and satisfy the requirements to be considered independent:

Terrell K. Crews	John L. Morrison	Susan K. Nestegard
Glenn S. Forbes	Elsa A. Murano	Dakota A. Pippins
Stephen M. Lacy	Robert C. Nakasone	Christopher J. Policinski

Susan I. Marvin (not standing for re-election; term expires January 28, 2014)

The Board of Directors also has determined that each of the Company’s Audit, Compensation, Governance and Contingency Committees is composed solely of independent directors.  In making the independence determinations, the Board reviewed all of the directors’ relationships with the Company.  This review is based primarily on a review of the responses of the directors to questions regarding employment, business, family, compensation and other relationships with the Company and its management.  In making the independence determination for Mr. Lacy, Chairman of the Board, President & CEO of Meredith Corporation, the Board considered the relationship arising out of the transactions in the ordinary course of business between the Company, including transactions through its advertising agency, and Meredith Corporation, a supplier of the Company.  The Board determined that this relationship was not material and did not impair Mr. Lacy’s independence.  In making the independence determination for Mr. Policinski, President & CEO of Land O’Lakes, Inc., the Board considered the relationship arising out of the transactions in the ordinary course of business between the Company and Land O’Lakes, Inc., a supplier of the Company.  The Board determined that this relationship was not material and did not impair Mr. Policinski’s independence.  The dollar amount of the Company’s transactions with Meredith Corporation and Land O’Lakes, Inc. are below the thresholds for commercial transactions under the independence criteria in the NYSE listing standards.

Board of Director and Committee Meetings

Board of Directors and Committees -   The Board of Directors conducts its business through meetings of the Board and its committees.  The Lead Director presides at executive sessions of the nonmanagement directors.  The Board held seven meetings during fiscal 2013.  Each director attended at least 75% of the total meetings during the fiscal year of the Board and Board committees on which he or she served.

The Board of Directors has established the following Board committees: Audit, Compensation, Governance, and Contingency.   The following table shows membership and meeting information for each committee for fiscal 2013.

Name	Audit Committee	Compensation Committee	Governance Committee	Contingency Committee
Terrell K. Crews	X*	X		X
Glenn S. Forbes			X	X
Stephen M. Lacy	X	X		X
Susan I. Marvin		X*	X	X
John L. Morrison		X	X	X*
Elsa A. Murano	X			X
Robert C. Nakasone		X	X	X
Susan K. Nestegard	X			X
Dakota A. Pippins			X*	X
Christopher J. Policinski	X			X
Total Meetings in Fiscal 2013	11	5	5	0

* Committee Chair

Each of the Audit, Compensation and Governance Committees has adopted and operates under a written charter.  These charters may be found on the Company’s Web site at www.hormelfoods.com under “Investors - Corporate Governance.”

Audit Committee -  Each member of the Audit Committee is financially literate as determined by the Board of Directors.  The Board also determined that Terrell K. Crews and Stephen M. Lacy each is an audit committee financial expert, as defined by the rules of the Securities and Exchange Commission (“SEC”).   The duties of the Audit Committee include the following:

•                  Select and evaluate the performance of the independent registered public accounting firm;

•                  Discuss with the internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits;

•                  Ensure that the independent registered public accounting firm is accountable to the Committee and that the firm has no relationship with management or the Company that would impair their independence;

•                  Review and discuss with management and the external auditors the quarterly and annual financial statements of the Company;

•                  Establish procedures for the handling of complaints received by the Company regarding accounting, internal controls or auditing matters, including the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•                  Provide an open avenue of communication between the internal auditors, the external auditors, Company management and the Board;

•                  Understand the Company’s key areas of risk and assess the steps management takes to manage such risk; and

•                  Oversee the Company’s Code of Ethical Business Conduct, including assessment of the steps management takes to assure the Company’s compliance with all applicable laws and regulations and corporate policies.

Compensation Committee -   The duties of the Compensation Committee include the following:

•                  Establish compensation arrangements for all officers of the Company;

•                  Engage a compensation consultant to review the Company’s compensation programs;

•                  Make recommendations to the Board regarding incentive compensation and equity-based compensation plans, and administer such plans;

•                  Make recommendations to the Board regarding compensation to be paid to the Company’s directors; and

•                  Establish investment policies for the Company’s defined benefit pension plans, and periodically review investments for consistency with those policies.

Governance Committee -   The duties of the Governance Committee include the following:

•                  Establish criteria for new directors and evaluate potential candidates;

•                  Make recommendations to the Board regarding the composition of Board committees;

•                  Make recommendations to the Board regarding the Lead Director position;

•                  Review the Company’s executive succession plans;

•                  Periodically assess the Company’s Corporate Governance Guidelines, as well as the Company’s adherence to them;

•                  Evaluate objectives and policies regarding the Company’s management of its human resources; and

•                  Oversee the annual evaluation of the Board.

Contingency Committee -   The Contingency Committee considers any matters referred to it by the Board.   Such matters would require the deliberation and decision of disinterested and independent directors.

Board Role in Risk Oversight

The Board of Directors takes an active role in risk oversight.  The Board administers its risk oversight function through the full Board and each of its committees.  Management of the Company, which is responsible for day-to-day risk management, maintains an enterprise risk management (“ERM”) process.  The ERM process is designed to identify and assess the Company’s risks globally, and develop steps to mitigate and manage risks.  The Board receives regular reports on the ERM process.

The Board’s oversight of risk includes engaging in an annual strategic planning retreat with senior management, approving annual operating plans and strategic plans, and approving significant transactions.  In addition, the Board receives regular reports on the Company’s overall business, specific business units and financial results, as well as specific presentations on topics relating to risks and risk management.

The Audit Committee assists the Board with its risk oversight in a variety of areas, including financial reporting, internal controls and legal and regulatory compliance.   The Audit Committee has oversight of the Company’s internal audit function and the Company’s Code of Ethical Business Conduct.  The Audit Committee also appoints the independent registered public accounting firm and approves the services it provides to the Company. The Compensation Committee oversees risk in connection with compensation programs, including incentive compensation plans and equity-based plans.  The Governance Committee oversees risk in connection with corporate governance practices.  All of these committees make regular reports of their activities to the full Board.

Policy Regarding Attendance at Annual Meetings

The Company encourages, but does not require, its Board members to attend the Annual Meeting of Stockholders.  Last year eleven directors of the Company attended the Annual Meeting of Stockholders.

Board Communication

Interested parties may communicate with the Board of Directors by sending a letter directed to the Board of Directors, nonemployee directors or specified individual directors, addressed to:  Brian D. Johnson, Vice President and Corporate Secretary, 1 Hormel Place, Austin, Minnesota 55912.  All communications, whether signed or anonymous, will be directed to the Lead Director or the Chair of one of the committees based on the subject matter of the communication, or to the nonemployee directors or the specified directors, if so directed.

COMPENSATION OF DIRECTORS

In fiscal 2013, the Company provided the following elements of compensation to nonemployee directors:

•                  Annual retainer of $70,000;

•                  Additional retainer of $25,000 per year for Lead Director;

•                  Additional retainer of $15,000 per year for chair of the Audit and Compensation Committees;

•                  Additional retainer of $10,000 per year for chair of the Governance Committee;

•                  No meeting fee for attendance at Board meetings;

•                  Meeting fee for each committee meeting of $1,000 for attendance in person or $500 for attendance by telephone; and

•                  An award of restricted shares of Company common stock having a fixed value of $160,000 on February 1 based on the NYSE closing price for the stock at the end of that day, subject to a one-year restricted period.

The retainers are paid half on February 1 and half on August 1.  These payments and the equity award are made on the first business day after February 1 and August 1 if those dates fall on a non-business day.

The NYSE closing price of the Company’s stock was $35.42 on February 1, 2013.  This price resulted in an award of 4,517.222 restricted shares of Company common stock to each nonemployee director on that date.  The awards of restricted shares of stock on February 1, 2013 were made pursuant to the terms of the stockholder-approved 2009 Long-Term Incentive Plan.  Each nonemployee director and the Company entered into a Restricted Stock Award Agreement consistent with the 2009 Long-Term Incentive Plan.  Restricted shares granted in fiscal 2011 and subsequent years are subject to a one-year restricted period.  Restricted shares granted in fiscal 2010 and prior years have a five-year restricted period, with immediate vesting upon death, disability, or retirement from the Board, subject to a minimum one-year restricted period.  Directors receive declared dividends on, and are entitled to vote, the restricted shares prior to vesting.

Nonemployee directors may defer all or a portion of retainer and meeting fees under the Company’s Nonemployee Director Deferred Stock Plan.  Deferred fees times 105% are credited as stock units under the plan.  The stock units have the same value as Company common stock and receive dividend equivalents.  Stock units become payable in shares of Company common stock following termination of service as a director.

Directors who are employees of the Company received $100 for each Board meeting they attended prior to May 23, 2011.  On that date, the Compensation Committee eliminated this meeting fee, which had been in place since 1934.  Compensation of employee directors is included in the Summary Compensation Table on page 25.

The Compensation Committee reviews the compensation to be paid to the Company’s nonemployee directors.  The Committee uses a compensation consultant, Pearl Meyer & Partners, to provide advice regarding nonemployee director compensation.  The consultant analyzes each element of director compensation and total director compensation for the same peer group of companies which is used to evaluate executive compensation.  See “How Annual Compensation Decisions are Made” on page 22 for a list of these peer companies.  The Committee reviews the consultant’s report of competitive director compensation and determines whether to recommend to the Board a change in the Company’s nonemployee director compensation.  If such a change is recommended by the Committee, the full Board would then determine whether to ratify the change.

The Compensation Committee’s current policy is to review nonemployee director compensation every other year.  After this process was completed in late 2012, the Company’s nonemployee director compensation policy was modified to provide the elements of compensation described above to nonemployee directors beginning in fiscal 2013.

The fiscal 2013 compensation of our nonemployee directors is shown in the following table.

DIRECTOR COMPENSATION FOR FISCAL 2013
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2) (3)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Terrell K. Crews	96,000	160,000	-	837	256,837
Glenn S. Forbes	74,500	160,000	-	536	235,036
Stephen M. Lacy	82,000	160,000	-	10,000	252,000
Susan I. Marvin	94,000	160,000	-	25,687	279,687
John L. Morrison	104,000	160,000	-	12,474	276,474
Elsa A. Murano	77,000	160,000	-	-	237,000
Robert C. Nakasone	79,000	160,000	-	18,295	257,295
Susan K. Nestegard	77,500	160,000	-	3,877	241,377
Dakota A. Pippins	83,500	160,000	-	6,945	250,445
Christopher J. Policinski	77,500	160,000	-	334	237,834

(1)                                 Consists of annual retainer, additional retainer for Lead Director and committee chairs, and meeting fees.  Includes amounts voluntarily deferred under the Company’s Nonemployee Director Deferred Stock Plan.

(2)                                 Consists of the aggregate grant date fair value of restricted stock awarded to each nonemployee director in fiscal 2013, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (Compensation – Stock Compensation) (“FASB ASC Topic 718”).  4,517.222 shares of restricted stock were granted to each nonemployee director on February 1, 2013. The grant date fair value is based on the NYSE closing price of our common stock on the grant date, which was $35.42 on February 1, 2013.

(3)                             As of October 27, 2013, nonemployee directors held the following number of unexercised stock options and unvested shares of restricted stock (rounded to the nearest full share):

Name	Unexercised Options (#)	Unvested Shares of Restricted Stock (#)
Terrell K. Crews	39,970	14,517
Glenn S. Forbes	9,900	4,517
Stephen M. Lacy	9,900	4,517
Susan I. Marvin	21,200	14,517
John L. Morrison	69,200	14,517
Elsa A. Murano	48,600	14,517
Robert C. Nakasone	48,600	14,517
Susan K. Nestegard	23,816	11,153
Dakota A. Pippins	33,200	14,517
Christopher J. Policinski	3,300	4,517

(4)                                 Consists primarily of dividend equivalents paid on stock units under the Company’s Nonemployee Director Deferred Stock Plan.  Also includes matching gifts to educational institutions made by the Company on behalf of directors as follows: Mr. Lacy - $10,000; and Mr. Nakasone - $10,000.  This matching gift program is available to all full-time and retired employees and directors of the Company.

AUDIT COMMITTEE REPORT AND

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

Audit Committee Report

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors.  Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.  The Committee has the sole authority to appoint or replace the Company’s independent registered public accounting firm.  The independent registered public accounting firm reports directly to the Audit Committee.

The Audit Committee has reviewed and discussed the Company’s fiscal year 2013 audited financial statements with management and with Ernst & Young LLP (“Ernst & Young”), the Company’s independent registered public accounting firm. The Audit Committee also has discussed with Ernst & Young the matters required to be discussed by the applicable Public Company Accounting Oversight Board standards.

The Audit Committee has received from Ernst & Young the written disclosures and the letter required by the Public Company Accounting Oversight Board in Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, regarding Ernst & Young’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young its independence from the Company.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the fiscal year 2013 audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended October 27, 2013, for filing with the SEC.

THE AUDIT COMMITTEE

Terrell K. Crews, Chair	Susan K. Nestegard
Stephen M. Lacy	Christopher J. Policinski
Elsa A. Murano

Independent Registered Public Accounting Firm Fees

The following table shows aggregate fees billed to the Company for fiscal years ended October 27, 2013 and October 28, 2012 by Ernst & Young, our independent registered public accounting firm.

	Fiscal 2013	Fiscal 2012
Audit fees	$1,528,679	$1,365,567
Audit-related fees	$129,000	$132,000
Tax fees	$0	$0
All other fees	$0	$0

Audit Fees -   Audit fees are for audit of the Company’s financial statements for fiscal years 2013 and 2012.  Audit fees also include reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q.

Audit-Related Fees -   Audit-related fees are for services related to the performance of the audit.  These services consist of benefit plan audits.

Audit Committee Preapproval Policies and Procedures

The Audit Committee has adopted policies and procedures requiring preapproval of audit and nonaudit services provided to the Company by the independent registered public accounting firm.  The Committee preapproved all of the services performed by Ernst & Young during fiscal years 2013 and 2012.  The Audit Committee approves all audit and nonaudit fees in advance at each quarterly meeting.

ITEM 2 – RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors appointed Ernst & Young as the independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending October 26, 2014.  Ernst & Young has served as the Company’s public auditors since 1931.

At the Annual Meeting, stockholders will be asked to ratify the appointment of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending October 26, 2014.  Stockholder approval of this appointment is not required.  The Board is requesting ratification in order to obtain the views of the Company’s stockholders.  If the appointment is not ratified, the Audit Committee will reconsider its selection.  Representatives of Ernst & Young are expected to be present at the meeting, will be afforded an opportunity to make a statement, and will be available to respond to appropriate questions.

Ratification of this appointment will require the affirmative vote of the majority of the shares of common stock represented in person or by proxy at the meeting.  The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP.  Properly dated and signed proxies will be so voted unless stockholders specify otherwise.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Information as to the persons or groups known by the Company to be beneficial owners of more than five percent of the Company’s common stock, as of November 29, 2013, is shown below:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
The Hormel Foundation 329 North Main Street, Suite 102L, Austin, Minnesota 55912	128,616,558(1)	48.78%

(1)                                 The Hormel Foundation (“Foundation”) holds 14,172,086 of such shares as individual owner and 114,444,472 of such shares as trustee of various trusts.  The Foundation, as trustee, votes the shares held in trust.  The Foundation has a remainder interest in all of the shares held in trust.  The remainder interest consists of principal and accumulated income in various trusts.  These interests are to be distributed when the trusts terminate upon the death of designated beneficiaries, or upon the expiration of twenty-one years after the death of such designated beneficiaries.

The Foundation was converted from a private foundation to a public foundation on December 1, 1980.  The Certificate of Incorporation and Bylaws of the Foundation provide for a Board of Directors, a majority of whom represent nonprofit agencies to be given support by the Foundation.  Each member of the Board of Directors of the Foundation has equal voting rights. Members of the Board of Directors of the Foundation are: Chair, Gary J. Ray, retired President Protein Business Units of Hormel Foods; Vice Chair, Bonnie B. Rietz, former Mayor of the City of Austin; Secretary, Steven T. Rizzi, Jr., Attorney, Austin; Treasurer, Jerry A. Anfinson, retired Certified Public Accountant, Austin; Lt. David D. Amick, Commanding Officer, The Salvation Army of Austin; Dr. Mark R. Ciota, President and Chief Executive Officer of Mayo Clinic Health System-Austin and Albert Lea; Dr. Zigang Dong, Executive Director, The Hormel Institute, Austin, representing the University of Minnesota; Jeffrey M. Ettinger, Chairman of the Board, President and Chief Executive Officer of Hormel Foods; Craig W. Johnson, Attorney, Austin; Joel W. Johnson, retired Chairman of the Board of Hormel Foods; David M. Krenz, Superintendent of Austin Public Schools; Mandi D. Lighthizer-Schmidt, Executive Director, United Way of Mower County, Inc.; Tedd M. Maxfield, Executive Director, YMCA of Austin; James R. Mueller, Executive Director, Cedar Valley Services, Inc., Austin; John E. O’Rourke, representing the City of Austin; Larry J. Pfeil, retired Vice President of Hormel Foods; Michael C. Ruzek, representing the Austin Area Foundation; Mahlon C. Schneider, retired Senior Vice President and General Counsel of Hormel Foods; and Robert J. Thatcher, retired Vice President and Treasurer of Hormel Foods, representing the Austin Community Scholarship Committee.

SECURITY OWNERSHIP OF MANAGEMENT

Information as to beneficial ownership of the Company’s common stock by directors, nominees, executive officers of the Company named in the Summary Compensation Table on page 25, and all directors and executive officers of the Company as a group as of November 29, 2013, is shown below:

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Shares(1)	Exercisable Options(2)	Percent of Class
Steven G. Binder(3)(4)	145,274	563,950	*
Terrell K. Crews	34,249	39,970	*
Jeffrey M. Ettinger(3)(4)(5)	280,776	3,600,200	1.43%
Jody H. Feragen(3)(4)	141,740	588,950	*
Glenn S. Forbes	11,267	9,900	*
Stephen M. Lacy	11,267	9,900	*
Glenn R. Leitch(4)	5,261	85,700	*
Susan I. Marvin	110,761	21,200	*
John L. Morrison(3)	59,541	69,200	*
Elsa A. Murano	35,637	48,600	*
Robert C. Nakasone	35,637	48,600	*
Susan K. Nestegard	20,153	23,816	*
Dakota A. Pippins	33,517	33,200	*
Christopher J. Policinski	6,767	3,300	*
William F. Snyder(3)(4)	74,846	258,950	*
All Directors and Executive Officers as a Group (28 persons)(4)	1,416,462	7,256,686	3.20%

* One percent or less.

(1)                                 Except as otherwise indicated and subject to applicable community property and similar statutes, the persons listed as beneficial owners of the shares of the Company’s common stock have sole voting and investment powers with respect to the shares.  None of the shares are pledged as security.  Holdings are rounded to the nearest full share.

(2)                                 Consists of shares subject to options exercisable on or within 60 days of November 29, 2013.

(3)                                 Includes the following number of shares of the Company’s common stock beneficially owned by members of their respective households:  Mr. Binder – 145,274; Mr. Ettinger – 1,001; Ms. Feragen – 40,000; and Mr. Morrison – 7,000.

(4)                                 Shares listed as beneficially owned include, where applicable, shares allocated to participants’ accounts under the Hormel Tax Deferred Investment Plan A – 401(k), and a pro-rata share of unallocated shares held in the Company’s Joint Earnings Profit Sharing Trust for the benefit of participants.

(5)                                 Does not include any shares owned by The Hormel Foundation.  Mr. Ettinger is a member of the Board of Directors of the Foundation.  Mr. Ettinger disclaims beneficial ownership of all shares owned by the Foundation.

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis that follows this report. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended October 27, 2013.

THE COMPENSATION COMMITTEE

Susan I. Marvin, Chair	John L. Morrison
Terrell K. Crews	Robert C. Nakasone
Stephen M. Lacy

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Overview

The Compensation Committee of the Board of Directors establishes and administers the compensation and benefit programs for executive officers.  The Compensation Committee consists exclusively of nonemployee, independent directors.  The Committee uses a compensation consultant, Pearl Meyer & Partners, to provide compensation advice independent of Company executives.  The Committee determined the consultant’s work did not raise any conflict of interest. Pearl Meyer & Partners does not provide any additional consulting services to the Company.  The Committee and their consultant work with senior management to implement and monitor the programs the Committee approves.

The Company’s executive compensation programs are designed to achieve two primary goals:

•                  Attract and retain highly qualified executive officers; and

•                  Incent the behavior of executive officers to create stockholder value.

These two goals are achieved by providing a competitive total compensation program that offers competitive “fixed pay” (i.e., base salary and benefits) along with “variable, performance-based pay” designed to reward performance.

Total compensation for executive officers is leveraged toward incentive compensation rather than base salary.  Incentive compensation is comprised of both short-term and long-term incentives.  An appropriate balance of short-term and long-term incentives assures executive officers are properly balancing the need for consistent annual performance with the need for improved performance over a multi-year timeline.  This compensation balance provides both downside risk and upside opportunity for reward based on Company performance.

The Company’s target pay positioning reflects the strong pay-for-performance philosophy.  The Compensation Committee considers several factors in its review and approval of overall target compensation, including individual experience and performance, internal parity, competitive pay levels, and competitive performance.  In addition to reviewing target pay levels, the Committee also considers the range of potential payouts under the various plans as well as the performance/payout time horizon.  As indicated in the table below, target pay levels and incentive plan leverage are designed to create alignment between actual relative pay and relative performance.  The Committee believes this strategy has allowed the Company to attract and retain a skilled, experienced management team, including the named executive officers (“NEOs”) listed in the Summary Compensation Table on page 25, that has delivered strong, consistent financial performance and returns to stockholders.

Pay Component	Performance Factors	Performance Time Horizon	Performance Leverage	% of Target Total Direct Compensation for NEOs

Base Salary	Individual performance	Annual	Low	10 – 25%

Operators’ Shares	Company EPS	Annual	Low/Moderate	5 - 10%
Annual Incentive Plan	Company and business unit operating profit, asset management and sales	Annual	Moderate/High	15 – 25%
Long-Term Incentive	Relative total shareholder return performance	3-year performance period	Moderate/High	10 – 20%
Stock Options	Stock price growth	4-year vesting; 10-year term	High	25 – 50%

At the 2013 Annual Meeting of Stockholders, the Company provided stockholders an advisory vote on executive compensation.  The stockholders approved, on an advisory basis, the compensation of the Company’s NEOs, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in the Company’s 2013 annual meeting proxy statement.  The vote was 205,307,993 shares “For” (94.82% of the shares voted), 4,299,917 shares “Against” (1.99% of the shares voted), and 6,904,180 shares “Abstain” (3.19% of the shares voted).

The Committee took into account the result of the stockholder vote in determining executive compensation policies and decisions since that vote.  The Committee viewed the vote as an expression of the stockholders’ general satisfaction with the Company’s current executive compensation programs.  While the Committee considered this stockholder satisfaction in determining to continue the Company’s executive compensation programs for fiscal 2014, decisions regarding incremental changes in individual compensation were made in consideration of the factors described below.

Consistent with the stockholders’ preference expressed in voting at the 2011 Annual Meeting of Stockholders, the Company’s Board of Directors determined that an advisory vote on the compensation of the Company’s NEOs will be conducted every two years.  The next such stockholder advisory vote will thus take place at the 2015 Annual Meeting of Stockholders.

Executive Compensation Programs

Executive officer compensation consists of six parts:

•                  Base Salary;

•                  Operators’ Share Incentive Compensation Plan;

•                  Annual Incentive Plan;

•                  Long-Term Incentives;

•                  Stock Incentives; and

•                  Benefits and Perquisites.

Base Salary

Base salary levels are the fixed portion of the executive compensation package. Base salary levels typically represent less than 40% of an executive officer’s total direct compensation.  Salary levels are based on a combination of factors.  These factors include competitive pay levels, the executive’s experience and tenure, the executive’s responsibilities, the executive’s performance and the Company’s overall annual budget for merit increases.  In keeping with the Company’s desire for a performance-oriented pay program, base salaries are generally below competitive median levels.

Operators’ Share Incentive Compensation Plan

Why Operators’ Shares?

The Hormel Foods Corporation Operators’ Share Incentive Compensation Plan (“Operators’ Share Plan”) is a short-term incentive.  The basic concept of the Operators’ Share Plan structure has been in place since 1932.

This annual cash incentive plan rewards employee participants for Company financial performance, as measured by earnings per share (“EPS”).  The concept behind the Operators’ Share Plan is that as the EPS of the Company rises over time, so too the executive’s compensation rises.  Improved EPS, over time, results in an increase in the stock price, which improves stockholder value.

How the Plan Works

Upon initial eligibility for plan participation, an employee receives a grant of Operators’ Shares.  Operators’ Shares are phantom units, not actual shares of stock or the right to receive the value of stock.  Operators’ Shares represent the right to receive cash compensation under the Operators’ Share Plan.

Grants of Operators’ Shares to executive officers are determined by the Compensation Committee.  Operators’ Shares are awarded at a level that results in competitive total annual cash compensation relative to market pay levels, taking into consideration length of service and performance.

During the year, participants receive “dividend equivalents.”  These are cash payments equal to declared dividends multiplied by the number of Operators’ Shares held.

Following the end of each fiscal year, the Company calculates each participant’s Operators’ Share Plan award.  This is done by multiplying the Company’s annual EPS by the number of Operators’ Shares identified for that participant.  This award is decreased by the total amount of dividend equivalents paid during the year to determine the final Operators’ Shares payment.

Annual Incentive Plan

Why AIP?

The Hormel Foods Corporation Annual Incentive Plan (“AIP”) is a short-term incentive.  The AIP is an annual cash incentive program that rewards participants for the Company’s financial performance.  The AIP rewards achievement of profit objectives and the wise use of assets.  The Committee believes the AIP further aligns performance pay to key drivers of the Company’s financial success.

How the Program Works

Payout under the AIP is based on the achievement of financial goals in relation to the Company’s annual operating plan.  The Chief Executive Officer’s goal is based on earnings before interest and taxes (“EBIT”) for the consolidated Company.  Participants who are heads of one of the Company’s segments (Grocery Products, Refrigerated Foods, Jennie-O Turkey Store, Specialty Foods, and International & Other) will have their goal weighted, with one-half based on segment profit for their particular segment and one-half based on EBIT for the consolidated Company.  Participants who are heads of one of the business units within a segment (e.g., Meat Products, Foodservice, etc.) will have their goal weighted, with one-quarter based on profit for their particular business unit, one-quarter based on segment profit for their segment, and one-half based on EBIT for the consolidated Company.  All other participants will have their goal based on EBIT for the consolidated Company.  In fiscal 2013, the weighting of EBIT for the consolidated Company was increased from one-third to one-half.  This was done to reward greater emphasis on total company results.

Performance goals for EBIT, segment profit, and business unit profit are based on the annual operating plan approved by the Board of Directors.  The Committee has authority to modify the performance goal at the beginning of the year to provide for adjustments for certain non-recurring items, and to exercise negative discretion when measuring performance after year-end.   For fiscal 2013, the Committee defined the EBIT goal at the beginning of the year to exclude unusual events that negatively affected the Company’s EBIT and retained its negative discretion to adjust the payout downward.  As a result, the calculation of fiscal 2013 Total Company EBIT, Grocery Products segment profit and International & Other segment profit excluded the EBIT/segment profit attributed to the SKIPPY® products business because that business was not included in the performance goals established at the beginning of the fiscal year, as the Company did not acquire the SKIPPY® products business until part way through the fiscal year.

Target award amounts under the AIP will vary based on the participant’s position within the Company, and are determined by the Compensation Committee of the Board of Directors.  Performance levels at threshold, target, and maximum, and their associated payout levels are established at the beginning of the fiscal year.  Payouts are a percentage of target as follows:

	EBIT/Segment/Business Unit Profit As a % of Plan	Payout as a % of Target
	> 120%	200%
Maximum	120%	200%
Target	100%	100%
Threshold	80%	50%
	< 80%	0%

Awards are interpolated for EBIT, segment and business unit profit between the discrete percentages.

The AIP modifier is a secondary measure applied to the AIP award.

•                  For all participants, excluding executives in Consumer Products Sales (“CPS”) positions, the modifier is based on asset management.  Asset management is calculated as the average measured assets employed (including accounts receivable, inventories, prepaid expenses, intangible assets, property, plant & equipment, investments, and other assets) as a percentage of the annual operating plan approved by the Board of Directors.  The asset management modifier may increase or decrease the payout based on EBIT/segment/business unit profit, but cannot zero it out.  Asset management within 95% to 105% of the plan will have no impact on the payout.  Asset management below 95% of the plan will increase the payout by 20%.  Asset management above 105% of the plan will decrease the payout by 20%.

•                  For executives in CPS positions, the modifier is based on the achievement of sales goals.  Performance is measured by sales as a percentage of the annual operating plan.  The CPS sales modifier may increase or decrease the payout based on EBIT/segment/business unit profit, but cannot zero it out.  If sales goals are achieved, there is no impact on the payout.  Performance at or above 115% of the plan will increase the payout by 20%.  Performance at or below 90% of the plan will decrease the payout by 20%.  For performance between 90% and 115% of the plan, the modifier is interpolated between the 20% increase and the 20% decrease.

•                  The Committee has authority to modify the performance goal at the beginning of the year to provide for adjustments for certain non-recurring items, and to exercise negative discretion when measuring performance after year-end.  Similar to the definition of fiscal 2013 EBIT, the sales goal excluded the SKIPPY® products business, and the Committee further exercised its negative discretion to exclude the SKIPPY® products business from the measurement of asset management, because that business was not included in the performance goals established at the beginning of the fiscal year, as the Company did not acquire the SKIPPY® products business until part way through the fiscal year.

The maximum payout under the AIP is 200% of the target incentive.  The Compensation Committee retains discretion to reduce the amount of any award payout.

Upon initial eligibility for AIP participation, an employee receives a target annual incentive.  Following the end of each fiscal year, the Company calculates each participant’s AIP award.  The calculation is as follows:

1.              The EBIT/segment/business unit profit payout as a percentage of target is calculated first.  This is done by utilizing the payout table described above.

2.              The AIP modifier portion of the award is then calculated.  This is done utilizing the AIP modifier procedure described above.

3.              The EBIT/segment/business unit profit payout as a percentage of target is multiplied by the AIP modifier resulting in the AIP payout percentage.

4.              The target incentive is multiplied by the AIP payout percentage resulting in the AIP award.

For example - CEO AIP award calculation for fiscal 2013:

•                  Mr. Ettinger’s target incentive is $1,400,000

•                  Total Company EBIT payout based on performance

x Total Company asset management modifier performance

= AIP payout percentage of 87.5%

•                  Mr. Ettinger’s AIP award is:

$1,400,000 target incentive x 87.5% = $1,225,000

The fiscal 2013 AIP payout percentage varied for the NEOs, based upon the total Company results or their business unit results, as follows:

	Target Incentive	Basis for AIP Incentive Payment	AIP Payout % Including Asset Management Modifier
Jeffrey Ettinger	$1,400,000	Total Company	87.5%
Jody Feragen	$460,000	Total Company	87.5%
Steven Binder	$490,000	1/4 Refrigerated Foods	65.0%
		1/4 Grocery Products	80.0%
		1/2 Total Company	87.5%
		Weighted Total	80.0%
William Snyder	$280,000	Total Company	87.5%
Glenn Leitch	$270,000	1/2 Jennie-O Turkey Store	140.0%
		1/2 Total Company	87.5%
		Weighted Total	113.8%

The Jennie-O Turkey Store business unit surpassed its EBIT/segment profit goal for fiscal 2013.  The Total Company, Refrigerated Foods and Grocery Products business units did not achieve their EBIT/segment profit goals for fiscal 2013.  Total Company, Refrigerated Foods, Grocery Products and Jennie-O Turkey Store met their asset management goals. The resulting payout percentages for these four parts of the business represent this performance.

The Total Company EBIT goal for fiscal 2013 was $798,707,354.   The Total Company’s actual EBIT performance, excluding EBIT attributed to the SKIPPY® products business, was $758,769,920, resulting in 95% achievement of the EBIT goal.  The Total Company asset goal for fiscal year 2013 was $3,323,550,577.  The Total Company’s actual average measured assets employed, excluding measured assets attributed to the SKIPPY® products business, were $3,320,095,974, resulting in 100.2% achievement of the goal.  Since the actual achievement fell within the 95% to 105% range, no payout modifier was applied.

SEC rules provide that the Company does not have to disclose confidential financial information if doing so would result in competitive harm to the Company.  The quantitative factors identified below are all maintained by the Company as confidential and proprietary information.  The Compensation Committee believes disclosure of such information would result in competitive harm to the Company.  Such harm would be caused by factors including the following:

•                  Segment profit targets and business unit profit targets and results are competitively sensitive information that the Company does not publicly disclose;

•                  Segment and business unit asset management targets and results are competitively sensitive information that the Company does not publicly disclose; and

•                  Business unit sales targets and results are competitively sensitive information that the Company does not publicly disclose.

The target-level goals can be characterized as “strong performance,” meaning that based on historical performance, although attainment of this performance level is uncertain, it can be reasonably anticipated that target performance may be achieved, while the threshold goals are more likely to be achieved and the maximum goals represent more aggressive levels of performance.

Long-Term Incentives

Why Long-Term Incentives?

The Hormel Foods Corporation 2009 Long-Term Incentive Plan (“LTIP”) is administered by the Compensation Committee and is utilized for the Company’s long-term compensation programs.  The LTIP allows the Compensation Committee to grant Company executive officers different types of performance awards conditioned on achievement of objective performance goals.  LTIP performance awards are designed to provide a small group of key employees selected by the Committee with an incentive to maximize stockholder value.  LTIP performance awards granted in fiscal 2013 provide an additional incentive opportunity based on the Company’s long-term “Total Shareholder Return” performance compared to its peers.  The Committee feels that the relative performance nature of these LTIP awards balances the absolute performance of the stock options, and recognizes the cyclicality of the business.  In other words, if the Company underperforms versus peers in a very strong market, the options may be valuable, but the LTIP awards will be worthless.  Conversely, if the Company outperforms its peers in a very weak market, the options may be worthless, but the LTIP awards would generate a reward.

How the LTIP Awards Work

“Total Shareholder Return” measures the increase in stock price, assuming reinvested dividends.  Each participant, including the NEOs, is given a target dollar award opportunity for the three-year performance period.  In selecting participants, and the amount of cash incentive which can be earned by each participant, the Compensation Committee considers various factors.  These factors include the nature of the services rendered by the employee, his or her present and potential contributions to the success of the Company, and the LTIP award as a component of competitive total compensation based on market data.

LTIP award opportunities are typically granted annually.  This was the case in July 2013, when LTIP performance awards were granted.  Since the performance cycle for each award is three years, participants can have up to three annual overlapping three-year LTIPs active at any time. If, during any three year performance cycle, a subsequent target award is increased or decreased due to a promotion or other job change, that increase or decrease will be applied to any existing target awards as of the subsequent award’s effective date.

If the Company’s actual Total Shareholder Return for the three-year period is at the 50th percentile of the peer group, then participants earn the target award.  If the Company’s actual Total Shareholder Return ranks highest among the peers, then the award payout equals three times the target opportunity.  No award is paid unless actual Total Shareholder Return is above the 25th percentile of the peers.  Awards will be interpolated for Company performance between the discrete points.  The Compensation Committee retains discretion to reduce the amount of any award payout.  The peer group consists of 24 publicly traded companies in the food industry, listed below.

LTIP Peer Companies
B&G Foods, Inc. Campbell Soup Company Chiquita Brands International, Inc.	Hershey Foods Corp. Hillshire Brands Co. J&J Snack Foods Corp.	PepsiCo Inc. Pilgrim’s Pride Corp. Sanderson Farms, Inc.
ConAgra Foods, Inc. Dean Foods Company Flowers Foods, Inc.	J.M. Smucker Company, Inc. Kellogg Company Kraft Foods Group Inc.	Seneca Foods Corporation Smithfield Foods, Inc. Snyders-Lance Inc.
Fresh Del Monte Produce Inc. General Mills, Inc.	McCormick & Company, Inc. Mondelez International Inc.	Treehouse Foods Inc. Tyson Foods Inc.

See footnote 4 to the Summary Compensation Table on page 25 for LTIP performance and the payout made in fiscal 2013.

Stock Incentives

Why Stock?

The LTIP also allows the Committee to grant different types of equity awards, including stock options, restricted stock and other stock-based awards.  In general, the Committee uses stock options as the primary form of annual equity award.  The Committee favors stock options because the option structure focuses executives on continued stock price improvement.  Stock option grants typically vest equally over a four year period and have a term of ten years. This extended vesting period and term encourage executives to weigh how business decisions made in the near-term affect the Company’s long-term stock price performance.

The Compensation Committee also has built a safeguard into administration of the plan.  Stock options are granted annually, effective as of the first Tuesday of December, except for stock option grants to the CEO.  This practice ensures that option grant dates cannot be manipulated for a more favorable strike price.  The Committee determined to make the CEO’s stock option grants effective the same date as the nonemployee directors’ option grants, February 1.  This date was chosen as it is a fixed date which falls shortly after conclusion of the annual CEO evaluation process.  Options are always granted at the market price of the Company’s stock at the date of grant.  Options thus provide compensation to the optionee only to the extent the market price of the stock increases between the date of grant and the date the option is exercised.  Options are intended to provide long-term compensation tied specifically to increases in the price of the Company’s stock, thereby aligning the financial interests of executives and stockholders.

The Company’s officers are expected to hold Company stock with a value equivalent to 1.5 to 5 times their five year average annual base salary, depending on position.   See “Stock Ownership Guidelines” on page 7 for more information on the Company’s stock ownership guidelines.  Once officers achieve their stock ownership guidelines, there are no other stock holding requirements.

How Awards are Determined

The Compensation Committee determines, with the assistance of its outside consultant, the amount of options to be granted to executive officers, including the CEO.  The CEO adds his input and recommendations regarding grants to executives (other than himself) and other eligible employees.  The Committee reviews such recommendations and determines all final option grants to all eligible employees.

Option awards generally reflect the Compensation Committee’s assessment of the influence an employee’s position has on stockholder value.  The number of options awarded may vary up or down from prior year awards based on the level of an individual executive officer’s contribution to the Company in a particular year, determined in part on the recommendation of the CEO.  The Committee’s determination of option grants in fiscal 2013 and in past years took into consideration a number of factors.  These factors include past grants to the individual, total compensation level (relative to other executives and relative to market data), contributions to the Company during the last completed fiscal year, potential for contributions in the future, and as a component of competitive total compensation based on market data.

Starting in fiscal 2014, stock option grants will be based on a desired dollar value rather than a discrete number of stock options.  This is being done to better manage the value of stock option grants and ultimately the percentage of total direct compensation delivered by stock options.

Clawback Policy

The Committee has adopted a “clawback” policy which provides for recoupment of incentive compensation in certain circumstances. If the Company restates its reported financial results for reasons other than a restatement required by a change in applicable accounting standards, the Board will review the bonus and other awards made to the executive officers based on financial results during the period subject to the restatement and, to the extent practicable under applicable law, the Company will seek to recover or cancel any such awards which were awarded as a result of achieving performance targets that would not have been met under the restated financial results.

Pension Plan

The Company maintains noncontributory defined benefit pension plans covering substantially all salaried employees.  Pension benefits for salaried employees are based upon the employee’s highest five years of compensation (as described below) of the last 10 calendar years of service and the employee’s length of service.

The Salaried Employees Pension Plan (“Pension Plan”) provides an annual pension benefit based on the base benefit and supplemental benefit.  The base benefit is 0.95% of the average annual compensation multiplied by the years of benefit service, limited to 40 years, at retirement.  The supplemental benefit is 0.65% of average annual compensation less covered compensation multiplied by the years of benefit service, limited to 35 years.  Average annual compensation is the average of the highest five years of compensation of the last ten completed calendar years at retirement.  For this purpose, annual compensation consists of base salary, Operators’ Share Plan payments and Annual Incentive Plan payments.  Covered compensation is derived from a published table based on year of birth that averages the maximum social security wage bases during the participant’s working life.

The earliest eligible retirement age is 55 years, after completion of 15 years of service.  The base benefit is discounted 0.5% for every month retirement occurs before age 62.  However, an employee may retire with 30 years of service after attaining age 60 and avoid the discount on the base benefit.  The supplemental benefit is multiplied by an adjustment factor which increases from 0.48 at age 55 to 1.00 at age 65.

The Pension Plan was amended in fiscal 2011 to change the benefit formula effective January 1, 2017.   Pension benefits will continue to be based on average annual compensation and utilize covered compensation as a supplemental benefit. The base benefit will be an 8% or 10% credit for each year of service after January 1, 2017.  If the sum of the employee age and years of service as of the beginning of the plan year is 75 or less, the employee receives an 8% base pay credit.  If it is greater than 75, the employee receives a 10% base pay credit.  An annual supplemental credit of 4% for each year is included if average annual compensation is greater than covered compensation at termination of employment.

At termination of employment, the sum of the base pay annual credits is multiplied by the average annual compensation with the result being the base portion of the pension benefit.  The sum of supplemental credits is multiplied by the result of the average annual compensation minus covered compensation with the result being the supplemental portion of the pension benefit.  The pension benefit is payable in a lump sum or an annuity at the choice of the participant.  The earliest retirement age and discount factors were not changed for current participants.

The match in the Company’s Tax Deferred Investment Plan A - 401(k) (“401(k) Plan”) covering these employees will increase effective October 31, 2016 in conjunction with this modification.

Supplemental Executive Retirement Plan

Why have a SERP?

The Hormel Supplemental Executive Retirement Plan (“SERP”) provides an annual pension benefit to a select group of management, including all NEOs, based on the same pension formula as the Pension Plan.  The SERP bases the benefit on compensation that is not allowable in the Pension Plan.  Such compensation includes amounts over the qualified plan compensation limit, currently $255,000, restricted stock awards, and deferrals to nonqualified deferred income plans.  Rather than adding a different measure of value, the SERP merely restores the value executives lose under the Pension Plan (described above) due to government limitations.

Nonqualified Deferred Compensation Plan

Why have a NQDCP?

In the same way that the SERP eliminates the government-imposed limitations on the Pension Plan, the nonqualified deferred compensation plan, the Executive Deferred Income Plan (“NQDCP”), eliminates the government-imposed limitations on the 401(k) Plan.  The Company’s NQDCP permits eligible employees, including all NEOs, to annually defer certain compensation.  This compensation includes base salary, Operators’ Shares dividend equivalents and year-end payments, AIP payments, and long-term incentive payments.  Effective October 31, 2016, the Company will make contributions on behalf of participants for 401(k) match amounts which could not be contributed to the 401(k) Plan because of government-imposed limitations.  The Company also may make discretionary contributions to the participant’s deferral accounts.

Deferrals of cash compensation are credited with deemed investment gains and losses.  Similar to a 401(k) plan, the participant may choose from a number of investments, none of which provide above-market interest rates.  Payments under the NQDCP are made on the date(s) selected by each participant in accordance with the terms of the plan or on such other date(s) as specified in the plan.  Payments relating to deferrals of cash compensation are paid in cash.

In connection with the NQDCP, the Company has created a grantor trust, commonly known as a “rabbi trust.”  The Company is under no obligation to further fund this trust and would do so only at its discretion.  The assets of the trust are intended to be used to pay benefits under the plan, but the assets of the trust are subject to the claims of general creditors of the Company.

The Compensation Committee believes that the SERP and the NQDCP together provide a competitive retirement package for executives that is consistent with the retirement benefits provided to all Company employees.

Survivor Income Protection Plan

Why have a SIPE?

The Hormel Survivor Income Plan for Executives (“SIPE”) is provided in addition to the life insurance plan which is available to all salaried employees.  As with the qualified pension plans, there are limits on the levels of insurance provided under the broad-based plan.  The Company offers the SIPE to provide a death benefit commensurate with the income levels of the participants.  The SIPE is available to a designated group of management employees, including all NEOs.

The SIPE pays a benefit to the employee’s spouse or dependent child of 60% of average salary (based on a five-year average) for up to 20 years if the eligible employee died while actively employed.  If the payment is made to a beneficiary instead of a spouse or dependent child, the maximum duration is five years (for participants joining the SIPE in 2000 or after) or 20 years (for participants joining the SIPE prior to 2000).  If the eligible employee died after retirement, payment to the spouse or dependent child is 1% per year of service up to 40% of average salary for 15 years.  If the payment is made to a beneficiary, not to a spouse or dependent child, the maximum duration is five years (for participants joining the SIPE in 2000 or after) or ten years (for participants joining the SIPE prior to 2000).  The SIPE was amended in fiscal 2009 to discontinue the post-retirement benefit for new officers effective on or after October 26, 2009.

Perquisites

The Company provides limited perquisites to its executive officers.  The Company maintains two corporate aircraft, but executive use of the aircraft is strictly limited to business purposes.

The Company maintains a condominium in Vail, Colorado.  The condominium is made available to members of senior management as a vacation destination.  The taxable value of the use of this property is charged as taxable income to the employee, in accordance with IRS regulations.

The Company provides cars to executive officers.  Due to business travel needs, the Company has chosen to provide a Company car in lieu of paying mileage for the use of a personal vehicle.  The annual taxable value of the vehicle is charged as taxable income to the employee, in accordance with IRS regulations.

The Company provides a designated group of managers, including executive officers, an annual medical physical.  Assuring these key managers are in good health minimizes the chance business operations will be interrupted due to an unexpected health condition.

How Annual Compensation Decisions are Made

The Compensation Committee reviews and approves recommendations for pay changes for the CEO, each of his 9 direct reports and a group of 22 additional officers who hold key positions within the Company.  Each year, the Committee asks its outside consultant to update the competitive analysis for each of these positions.

For the NEOs, the consultant develops “market consensus” data using both a peer group of companies similar to the Company in size and industry (listed below) and a combination of several compensation surveys.  The use of peer group data (1) provides the Compensation Committee with more specific information regarding market practices than is available from surveys and (2) allows the Committee to compare the Company’s relative pay positioning in relation to the Company’s relative performance positioning to ensure a proper pay-for-performance alignment.  The use of survey data (1) provides information based on specific position responsibilities rather than pay level and (2) provides pay information for positions that fall below the NEOs.  The consultant works with the Company’s Vice President - Human Resources to ensure a proper understanding of the roles, responsibilities and revenue scope of each position reviewed.

Hormel Foods Pay and Performance Peer Group

Campbell Soup Company

Chiquita Brands International, Inc.

ConAgra Foods, Inc.

Dean Foods Company

Flowers Foods, Inc.

General Mills, Inc.

Hershey Foods Corp.

Hillshire Brands Co.

J.M. Smucker Company, Inc.

Kellogg Company Kraft Foods Group Inc. McCormick & Company, Inc. Pilgrim’s Pride Corporation Sanderson Farms, Inc. Seaboard Corporation Smithfield Foods, Inc. Tyson Foods Inc.
2012/2013 Data ($ in millions) Revenues Market Capitalization	Hormel Foods $8,231 $7,763	25th Percentile $4,091 $3,098	Median $7,348 $4,374	75th Percentile $12,798 $13,467

The companies in this Pay and Performance Peer Group are different than the LTIP Peer Companies because the purpose of each list is different.  The Pay and Performance Peer Group consists of food companies which are more similar in size to the Company.  This makes them a better match to use for compensation comparison purposes.  The LTIP Peer Companies are a broader group of food companies which are publicly traded, allowing for determination of total shareholder return.  Since total shareholder return is not dependent on company size, a broader group of companies can be included.   This broader group assures there will be a sufficient number of comparison companies at the end of the three-year LTIP performance cycle if some of the companies are eliminated by acquisition, bankruptcy, or similar events.  Each year the Committee reviews the Pay and Performance Peer Group and the LTIP Peer Companies with input from the consultant and approves any changes.

Upon completing the competitive analysis, the consultant provides the Compensation Committee with a report of the relative pay and performance findings.  Based on the results of this analysis, the Committee discusses strategic goals for the program and establishes broad parameters for annual pay decisions, including desired changes in overall pay mix.  The consultant then works with the CEO and the Vice President of Human Resources to develop an initial set of recommendations for annual pay decisions, consistent with the guidelines established by the Committee.  The consultant presents preliminary recommendations to the CEO and Vice President of Human Resources based on each executive’s market positioning and relative internal positioning.  The CEO and Vice President of Human Resources then modify those recommendations based on their assessment of each individual’s performance and contribution.  The initial results are then submitted to the Committee for review and discussion.  Based on the Committee discussion, modifications are made to the initial recommendations and the Committee approves the final recommendations at a subsequent meeting.  The CEO does not participate in the Committee’s process for establishing the CEO’s compensation.

For fiscal year 2013, the Compensation Committee approved salary increases and any changes to Operators’ Shares grants, AIP award target amounts, LTIP award target amounts and stock option grants for the NEOs and other key executives.  The resulting fiscal 2013 compensation levels for the NEOs are detailed in the Summary Compensation Table on page 25 and the supporting tables that follow.  At target performance, each NEO’s total direct compensation (total cash compensation plus long term compensation) will be between the 50th and 75th percentile of market consensus data.

The Compensation Committee considers the positioning of NEO compensation appropriate in light of the experience, expertise, responsibilities and performance of these five individuals.

Tax Deductibility

Compensation decisions for our executive officers are made with full consideration of the tax implications, including deductibility under Section 162(m) of the Internal Revenue Code.  Section 162(m) limits the deductibility of compensation paid to certain executive officers in excess of $1 million annually, but excludes “performance-based compensation” from this limit.

Our stockholders have approved the Company’s Operators’ Share Plan and LTIP for the purpose of permitting awards under those plans to qualify as performance-based compensation under Section 162(m).  The Compensation Committee generally intends for compensation awarded under those plans to be deductible, except for dividend equivalents paid under the Operators’ Share Plan, provided that the Compensation Committee reserves the right to make other compensation payments that do not qualify as performance-based compensation under Section 162(m) when the Compensation Committee determines it advisable to do so to properly incentivize our executive officers.  Such dividends may not be deductible in full for any NEO in a given year.

ANALYSIS OF RISK ASSOCIATED WITH OUR COMPENSATION PLANS

In making decisions regarding compensation program design and pay levels, our Compensation Committee and senior management consider many factors, including any potential risks to the Company and its stockholders.  Although a significant portion of our executives’ compensation is performance-based and “at-risk,” we believe the Company’s compensation plans are appropriately structured and are not reasonably likely to have a material adverse effect on the Company.

Senior management, with the oversight of the Committee, implements and administers the compensation program for all employees of the Company other than the executive group.

The Committee, with the assistance of its independent outside consultant, oversees all aspects of the executive compensation program including:

•                  Approval of the companies included in the peer group for comparison purposes;

•                  Review and approval of threshold, target and performance goals for short- and long-term incentives;

•                  Approval of all equity grants; and

•                  Approval of all pay actions for senior executives (currently 32 incumbents).

Specifically, the Committee notes the following design features that mitigate potential risk:

1.              Our short-term variable pay consists of two programs that provide a strong balance of performance measures:

•                  The Operators’ Share Plan rewards absolute company-wide EPS performance.  The plan ties all participants to the results of the total company and the award levels are not subject to budget “negotiations”;

•                  The AIP rewards the achievement of operating income and asset management relative to Committee-approved goals;

▪                   The inclusion of asset management discourages decisions designed to boost short-term results;

▪                   Including both company-wide and division measures creates a balance between focus on overall results and a tangible pay-for-performance relationship for division executives; and

▪                   The cap on annual payouts mitigates the risk of excessive rewards for temporary, unsustainable results.

2.              Our long-term incentive structure consists of two programs that balance absolute and relative shareholder value creation over a multi-year period:

•                  The LTIP performance awards program rewards relative total shareholder return over a three-year performance period;

▪                   The relative nature of the measurement mitigates the risk of overpayment for absolute performance that lags industry expectations;

•                  The Stock Option grants vest over a four-year period and provide reward for the achievement of absolute stock price performance;

▪                   Multi-year vesting of options mitigates the risk that executives can reap excessive rewards from temporary stock price increases;

•                  In addition, executives (and directors) are subject to stock ownership guidelines, which require minimum stock holdings for the duration of the executives’ employment; and

•                  Further, the multi-year nature of both plans also serves as a retention tool, mitigating the risk of unwanted executive turnover.

COMPENSATION OF NAMED EXECUTIVE OFFICERS (NEOs)

The following tables and narrative disclosure should be read in conjunction with the Compensation Discussion and Analysis, which presents the objectives of our executive compensation and benefit programs.  The table below presents compensation for individuals who served as Chief Executive Officer and Chief Financial Officer and for the other three most highly compensated executive officers who were serving as executive officers at the end of fiscal 2013.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)

Jeffrey M. Ettinger	2013	1,000,220	200	-	3,942,000	4,247,995	-	65,788	9,256,203
Chairman, President	2012	1,000,220	300	-	3,759,000	3,255,144	3,438,201	59,449	11,512,314
and Chief Executive Officer	2011	991,490	250	-	3,948,000	3,958,595	1,983,182	64,905	10,946,422
Jody H. Feragen	2013	444,930	200	-	637,500	1,310,000	140,867	42,655	2,576,152
Executive Vice President and	2012	431,910	300	-	862,500	1,080,375	719,064	44,176	3,138,325
Chief Financial Officer	2011	425,620	250	-	823,500	1,417,086	359,008	33,950	3,059,414
Steven G. Binder	2013	432,780	200	-	637,500	1,243,528	-	48,360	2,362,368
Executive Vice President and	2012	400,140	300	-	862,500	919,847	1,505,511	41,340	3,729,638
President, Hormel Business Units	2011	368,940	250	-	603,900	1,251,005	712,573	38,446	2,975,114
William F. Snyder	2013	291,680	200	-	306,000	737,750	-	37,509	1,373,139
Senior Vice President
Glenn R. Leitch	2013	261,220	200	-	357,000	687,932	70,088	30,288	1,406,728
Group Vice President

(1)                                 Includes amounts voluntarily deferred under the Company’s Tax Deferred Investment Plan A - 401(k) and the Executive Deferred Income Plan.

(2)                                 Consists of  a discretionary bonus that was paid, in the same amount, to all other eligible employees.

(3)                                 Consists of the aggregate grant date fair value of stock options granted during the fiscal year, calculated in accordance with FASB ASC Topic 718.  The grant date fair value is based on the Black-Scholes valuation model.  Assumptions used to calculate these amounts are included in Note A, “Summary of Significant Accounting Policies – Employee Stock Options,” and Note L, “Stock-Based Compensation,” of the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended October 27, 2013.

(4)                                 Consists of Operators’ Share Incentive Compensation Plan and Annual Incentive Plan payments earned during the fiscal year, the majority of which were paid subsequent to fiscal year end, and payouts under the LTIP performance awards, as shown in the table below.  For the LTIP performance period June 4, 2010 through June 21, 2013, the Company’s Total Shareholder Return was at the 93.8 percentile, resulting in a payout at 237.5% of the target awards.  Includes amounts voluntarily deferred under the Executive Deferred Income Plan.

Name	Year	Operators’ Share Plan Payment ($)	Annual Incentive Plan Payment ($)	LTIP Payout ($)	Total Non-Equity Incentive Plan Compensation ($)

Jeffrey M. Ettinger	2013	292,500	1,225,000	2,730,495	4,247,995
	2012	372,000	1,282,125	1,601,019	3,255,144
	2011	348,000	1,972,500	1,638,095	3,958,595

Jody H. Feragen	2013	195,000	402,500	712,500	1,310,000
	2012	186,000	414,375	480,000	1,080,375
	2011	165,300	637,500	614,286	1,417,086

Steven G. Binder	2013	195,000	392,000	656,528	1,243,528
	2012	195,300	308,750	415,797	919,847
	2011	182,700	556,400	511,905	1,251,005

William F. Snyder	2013	136,500	245,000	356,250	737,750

Glenn R. Leitch	2013	136,500	307,125	244,307	687,932

(5)                                 Consists of the annual increase in the actuarial present value of accumulated benefits under the Pension Plan and the SERP.  In fiscal 2013, the annual change in the actuarial present value of accumulated benefits under the Pension Plan and the SERP was a negative amount for the following NEOs:  Mr. Ettinger – ($444,999); Mr. Binder – ($152,212); and Mr. Snyder – ($53,643).   In accordance with SEC rules, the present value was determined using the same assumptions applicable for valuing pension benefits for purposes of our financial statements.  See “Pension Benefits” on page 30. The NEOs had no above-market or preferential earnings on deferred compensation.

(6)                                 All other compensation, including perquisites and other personal benefits, consists of the following:

ALL OTHER COMPENSATION

Name	Year	Joint Earnings Profit Sharing ($)(a)	Director Fees ($)(b)	Company 401k Match ($)(c)	Use of Company Car ($)(d)	Use of Company Properties ($)(e)	Air Lounge Membership ($)(f)	Physical Exams ($)(g)	Total ($)

Jeffrey M. Ettinger	2013	41,548	-	900	15,897	4,704	-	2,739	65,788
	2012	42,125	-	900	13,308	-	-	3,116	59,449
	2011	42,317	300	900	13,907	-	-	7,481	64,905
Jody H. Feragen	2013	18,695	-	900	14,705	-	-	8,355	42,655
	2012	18,330	-	900	11,948	-	-	12,998	44,176
	2011	18,007	300	900	11,244	-	-	3,499	33,950
Steven G. Binder	2013	18,695	-	900	15,868	4,704	-	8,193	48,360
	2012	16,852	-	900	16,064	5,155	320	2,049	41,340
	2011	15,609	-	900	14,488	4,717	320	2,412	38,446
William F. Snyder	2013	12,258	-	900	16,966	4,704	324	2,357	37,509
Glenn R. Leitch	2013	11,426	-	900	15,448	-	-	2,514	30,288

(a)                            Consists of Joint Earnings Profit Sharing distributions for each fiscal year that were authorized and paid subsequent to fiscal year end.  Company Joint Earnings Profit Sharing distributions may be authorized by the Board of Directors in its discretion based on Company profits.  The total amount of Company distributions declared available to all participants by the Board is allocated in the same proportion as each person’s base weekly wage bears to the total base wage for all eligible persons.  Distributions to the NEOs are calculated using the same formula as is used for all eligible employees.  Distributions to the NEOs include both a contribution to the Joint Earnings Profit Sharing Trust and a Joint Earnings profit sharing cash payment.

(b)                                 Consists of employee director fee payments of $100 for each Board of Directors meeting attended prior to May 23, 2011.  On that date, the Compensation Committee eliminated this meeting fee.

(c)                                  Consists of Company matching payments under the Hormel Tax Deferred Investment Plan A - 401(k).  This matching payment, in the same amount, is available to all other eligible employees.

(d)                                 Consists of the aggregate incremental cost to the Company of a vehicle provided to the NEO for business and personal use.   This cost includes the depreciation expense of the vehicle and insurance, license, fuel and maintenance costs.

(e)                                  Consists of the aggregate incremental cost to the Company of use of a Company-owned condominium in Vail, Colorado.  This cost is the total costs of the property allocated between the two units in the condominium and then divided by the number of weeks the units are available for use.  Costs of the property include property management, insurance, utilities, remodeling, repairs and property taxes.

(f)                                   Consists of reimbursements paid by the Company for air travel lounge membership expenditures.  Such expenditures are allocated evenly over the term of the membership.

(g)                                  Consists of costs of physical medical examinations paid for by the Company.

The following table describes each stock option and non-equity incentive plan award made to each NEO in fiscal 2013.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2013

				Estimated Future Payouts Under Non- Equity Incentive Plan Awards			All Other Option Awards:	Exercise or	Grant Date
		Award Approval	Operators’ Shares(1)	Threshold	Target	Maximum	Number of Securities Underlying Options	Base Price of Option Awards	Fair Value of Stock and Option Awards
Name	Grant Date	Date	(#)	($)	($)	($)	(#)	($/Sh.)	($)

Jeffrey M. Ettinger		12/19/2012(1)	150,000		279,000
		12/19/2012(2)		700,000	1,400,000	2,800,000
	2/1/2013(3)	12/19/2012					600,000	35.42	3,942,000
		7/22/2013(4)		750,000	1,500,000	4,500,000
Jody H. Feragen		11/19/2012(1)	100,000		186,000
		11/19/2012(2)		230,000	460,000	920,000
	12/4/2012(3)	11/19/2012					125,000	30.98	637,500
		7/22/2013 (4)		215,000	430,000	1,290,000
Steven G. Binder		11/19/2012(1)	100,000		186,000
		11/19/2012(2)		245,000	490,000	980,000
	12/4/2012(3)	11/19/2012					125,000	30.98	637,500
		7/22/2013(4)		220,000	440,000	1,320,000
William F. Snyder		11/19/2012(1)	70,000		130,200
		11/19/2012(2)		140,000	280,000	560,000
	12/4/2012(3)	11/19/2012					60,000	30.98	306,000
		7/22/2013 (4)		75,000	150,000	450,000
Glenn R. Leitch		11/19/2012(1)	70,000		130,200
		11/19/2012(2)		135,000	270,000	540,000
	12/4/2012(3)	11/19/2012					70,000	30.98	357,000
		7/22/2013 (4)		100,000	200,000	600,000

(1)                             The “Operators’ Shares” column discloses the number of Operators’ Shares granted to each NEO for fiscal 2013.  The “target” column shows the estimated possible Operators’ Share payment for fiscal 2013 based on fiscal 2012 EPS of $1.86.  In accordance with SEC rules, this estimated possible payment is based on the previous fiscal year’s performance since the fiscal 2013 EPS results are not determinable when the award is made at the beginning of fiscal 2013.  The actual Operators’ Share payment earned in fiscal 2013 for each NEO based on fiscal 2013 EPS of $1.95 was paid subsequent to fiscal year end and is included under “Non-Equity Plan Incentive Compensation” in the Summary Compensation Table on page 25.  See “Operators’ Share Incentive Compensation Plan” on page 16 for a description of Operators’ Shares.

(2)                                 Consists of AIP performance awards granted in fiscal 2013. These awards include target amounts and are subject to threshold and maximum payouts under the AIP.  The actual AIP payment earned in fiscal 2013 for each NEO was paid subsequent to fiscal year end and is included under “Non-Equity Plan Incentive Compensation” in the Summary Compensation Table on page 25.  See “Annual Incentive Plan” on page 16 for a description of the AIP and AIP payouts for fiscal 2013.

(3)                                 Consists of stock options granted under the Company’s 2009 Long-Term Incentive Plan.  These options vest at 25% per year on the anniversary of the grant date.  The grant date fair value is included under “Option Awards” in the Summary Compensation Table on page 25.  See Potential Payments Upon Termination on page 31 for a discussion of how equity awards are treated under various termination scenarios.

(4)                                 Consists of LTIP performance awards made in fiscal 2013. The performance period is June 10, 2013 through the 20th trading day after the Company’s second fiscal quarter 2016 earnings release, ending June 30, 2016 at the latest.  The actual cash amounts payable at the end of the performance period under these LTIP performance awards, if any, cannot be determined because the amount earned will be based on the Company’s future performance and the future performance of the peer group.  See “Long-Term Incentives” on page 19 for a description of the LTIP awards and potential payouts for LTIP awards.

The following table summarizes the total outstanding equity awards as of October 27, 2013 for each of the NEOs.

OUTSTANDING EQUITY AWARDS AT FISCAL 2013 YEAR END

	OPTION AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)(2)	Option Exercise Price ($)	Option Expiration Date

Jeffrey M. Ettinger	250,000	-	$15.04	12/7/2014
	500,000	-	$16.37	12/6/2015
	500,000	-	$19.36	12/5/2016
	200	-	$18.71	1/8/2017
	600,000	-	$20.07	12/4/2017
	700,000	-	$15.20	2/2/2019
	525,000	175,000	$19.56	2/1/2020
	350,000	350,000	$24.84	2/1/2021
	175,000	525,000	$28.97	2/1/2022
	-	600,000	$35.42	2/1/2023
Jody H. Feragen	90,000	-	$19.36	12/5/2016
	200	-	$18.71	1/8/2017
	130,000	-	$20.07	12/4/2017
	112,500	37,500	$19.13	12/1/2019
	75,000	75,000	$24.96	12/7/2020
	37,500	112,500	$29.60	12/6/2021
	-	125,000	$30.98	12/4/2022
Steven G. Binder	60,000	-	$16.37	12/6/2015
	90,000	-	$19.36	12/5/2016
	200	-	$18.71	1/8/2017
	90,000	-	$20.07	12/4/2017
	25,000	-	$12.63	12/2/2018
	82,500	27,500	$19.13	12/1/2019
	55,000	55,000	$24.96	12/7/2020
	37,500	112,500	$29.60	12/6/2021
	-	125,000	$30.98	12/4/2022
William F. Snyder	25,000	-	$19.36	12/5/2016
	200	-	$18.71	1/8/2017
	50,000	-	$20.07	12/4/2017
	50,000	-	$12.63	12/2/2018
	37,500	12,500	$19.13	12/1/2019
	27,500	27,500	$24.96	12/7/2020
	13,750	41,250	$29.60	12/6/2021
	-	60,000	$30.98	12/4/2022
Glenn R. Leitch	8,000	-	$16.37	12/6/2015
	8,000	-	$19.36	12/5/2016
	200	-	$18.71	1/8/2017
	8,000	-	$20.07	12/4/2017
	8,000	-	$12.63	12/2/2018
	7,500	2,500	$19.13	12/1/2019
	4,000	4,000	$24.96	12/7/2020
	10,000	30,000	$29.60	12/6/2021
	-	70,000	$30.98	12/4/2022

(1)                             Stock option grants generally vest in four equal annual installments, starting with one-fourth of the grant vesting on the first anniversary of the grant date.  The stock options have a term of ten years.  The grant date is thus ten years prior to the option expiration date shown in this table.   Specific vesting dates are listed in footnote 2 below.

See Potential Payments Upon Termination on page 31 for a discussion of how equity awards are treated under various termination scenarios.

(2)                                 The table below shows the vesting schedule for all unexercisable options.  These options vest on the anniversary of the grant date in the year indicated.  For example, the December 4, 2012 option grant for Ms. Feragen vested as to 31,250 shares on December 4, 2013 and will vest as to 31,250 shares on each of December 4, 2014, December 4, 2015 and December 4, 2016.

VESTING SCHEDULE FOR UNEXERCISABLE OPTIONS

Name	Option Grant Date	Vested in December 2013	Will Vest in 2014	Will Vest in 2015	Will Vest in 2016	Will Vest in 2017

Jeffrey M. Ettinger	2/1/2010	-	175,000	-	-	-
	2/1/2011	-	175,000	175,000	-	-
	2/1/2012	-	175,000	175,000	175,000	-
	2/1/2013	-	150,000	150,000	150,000	150,000
Jody H. Feragen	12/1/2009	37,500	-	-	-	-
	12/7/2010	37,500	37,500	-	-	-
	12/6/2011	37,500	37,500	37,500	-	-
	12/4/2012	31,250	31,250	31,250	31,250	-
Steven G. Binder	12/1/2009	27,500	-	-	-	-
	12/7/2010	27,500	27,500	-	-	-
	12/6/2011	37,500	37,500	37,500	-	-
	12/4/2012	31,250	31,250	31,250	31,250	-
William F. Snyder	12/1/2009	12,500	-	-	-	-
	12/7/2010	13,750	13,750	-	-	-
	12/6/2011	13,750	13,750	13,750	-	-
	12/4/2012	15,000	15,000	15,000	15,000	-
Glenn R. Leitch	12/1/2009	2,500	-	-	-	-
	12/7/2010	2,000	2,000	-	-	-
	12/6/2011	10,000	10,000	10,000	-	-
	12/4/2012	17,500	17,500	17,500	17,500	-

The following table summarizes the option awards exercised during fiscal 2013 by each of the NEOs.

OPTION EXERCISES FOR FISCAL 2013

Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)(1)
Jeffrey M. Ettinger	90,000	1,613,250
Jody H. Feragen	112,500	2,030,625
Steven G. Binder	30,000	717,900
William F. Snyder	25,000	291,875
Glenn R. Leitch	-	-

(1)                             Amount is the difference between the market price (NYSE prior day closing price) of the Company stock at the time of exercise and the exercise price of the options.

The following table shows present value of accumulated benefits that NEOs are entitled to under the Pension Plan and SERP.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Jeffrey M. Ettinger(1)	Pension Plan	23-11/12	576,130	-
	SERP	23-11/12	8,687,789	-
Jody H. Feragen	Pension Plan	13-1/12	380,752	-
	SERP	13-1/12	1,419,759	-
Steven G. Binder(1)	Pension Plan	34-4/12	867,303	-
	SERP	34-4/12	3,058,344	-
William F. Snyder(1)	Pension Plan	33-5/12	847,546	-
	SERP	33-5/12	1,920,258	-
Glenn R. Leitch	Pension Plan	12-9/12	275,798	-
	SERP	12-9/12	182,113	-

(1)                                 Mr. Ettinger, Mr. Binder and Mr. Snyder are eligible for early retirement under both the Pension Plan and the SERP.  Early retirement provisions of these plans are described under “Pension Plan” on page 21 and “Supplemental Executive Retirement Plan” on page 21.

In accordance with SEC rules, the present value of accumulated benefits that NEOs are entitled to under these plans was determined using the same assumptions applicable for valuing pension benefits for purposes of our financial statements. See Note I, “Pension and Other Post-retirement Benefits,” of the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended October 27, 2013.  The material terms of these plans are described under “Pension Plan” on page 21 and “Supplemental Executive Retirement Plan” on page 21.

The following table shows information about each NEO’s participation in the Company’s Executive Deferred Income Plan.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at October 27, 2013 ($)(1)
Jeffrey M. Ettinger	1,615,248	-	860,301	-	8,491,692
Jody H. Feragen	534,375	-	62,608	-	3,153,096
Steven G. Binder	552,909	-	278,137	-	2,024,207
William F. Snyder	-	-	26,032	-	1,132,910
Glenn R. Leitch	247,596	-	18,826	-	721,333

 (1)                          The following table identifies amounts that have already been reported as compensation in our Summary Compensation Table for the current and prior years:

Name	Amount of Fiscal 2013 Contributions and Earnings Reported as Compensation in Fiscal 2013 Summary Compensation Table ($)	Amounts in “Aggregate Balance at October 27, 2013” Column Reported as Compensation in Summary Compensation Tables for Prior Years ($)
Jeffrey M. Ettinger	1,615,248	5,058,294
Jody H. Feragen	534,375	2,194,245
Steven G. Binder	552,909	814,834
William F. Snyder	-	-
Glenn R. Leitch	247,596	-

The material terms of the Company’s Executive Deferred Income Plan are described under “Nonqualified Deferred Compensation Plan” on page 21.

POTENTIAL PAYMENTS UPON TERMINATION

Our executive officers do not have employment or severance agreements with the Company.  Consequently, no executive officer has any right to cash severance of any kind.

Our stock option awards include standard provisions that result in the vesting or forfeiture of awards upon termination of employment, depending on the reason for termination.  These provisions are summarized as follows:

•                  All options vest immediately upon death or disability of the executive;

•                  Retirement results in the continued vesting of options per the original vesting schedule;

•                  Voluntary termination of employment results in the continued vesting of options per the original vesting schedule, but all options expire three months after such termination;

•                  Upon a change in capital structure of the Company, including a change in control of the Company via a merger, a sale of assets, or a tender or exchange offer, the Compensation Committee may in its discretion take action which the Committee deems appropriate, including accelerating vesting of options or permitting the exchange of options for a cash payment or substitute options; and

•                  Options are forfeited immediately upon termination for cause or breach of a confidentiality or noncompete agreement, both as determined by the Compensation Committee.  All NEOs have signed a confidentiality agreement.  Of the NEOs, Ms. Feragen and Mr. Leitch have signed a noncompete agreement which prohibits them from working on competing products for a competitor of the Company for one year following termination of employment.

Our LTIP performance award agreements include standard provisions that result in the vesting or forfeiture of awards upon termination of employment, depending on the reason for termination.  These provisions are summarized as follows:

•                  Death results in calculation of an award as if the performance period ended on the date of death and payment to the employee’s beneficiary of a prorated amount based on the employee’s actual period of employment during the performance period;

•                  Change in control of the Company results in calculation of an award as if the performance period ended on the date change in control occurred and payment to the employee of that award without proration;

•                  Retirement or disability results in a payment after the end of the performance period equal to the amount that would have been earned over the entire performance period prorated based on the employee’s actual period of employment; and

•                  Termination of employment for any reason other than retirement, disability or death results in forfeiture of all award rights.

The following table shows the potential payment of LTIP performance awards and the potential value of unexercisable stock option awards for the NEOs upon death, retirement, disability, or change in control of the Company as of October 27, 2013.

POTENTIAL PAYMENTS UPON TERMINATION AT FISCAL 2013 YEAR END

	Death	Retirement or Disability			Change in Control
	Potential	Potential Value or Payment ($)(1)(3)			Potential
	Value or Payment	Threshold	Target	Maximum	Value or Payment
Name	($)(1)(2)	($)	($)	($)	($)(1)(2)(4)
Jeffrey M. Ettinger
Stock Options	23,394,750	23,394,750	23,394,750	23,394,750	23,394,750
LTIP award (6/11-6/14)	1,448,453	493,750	987,500	2,962,500	1,833,485
LTIP award (6/12-6/15)	915,736	287,500	575,000	1,725,000	1,990,730
LTIP award (6/13-6/16)	389,988	90,000	180,000	540,000	3,249,900
Total	26,148,927	24,266,000	25,137,250	28,622,250	30,468,865
Jody H. Feragen
Stock Options	5,475,313	5,475,313	5,475,313	5,475,313	5,475,313
LTIP award (6/11-6/14)	347,629	118,500	237,000	711,000	440,036
LTIP award (6/12-6/15)	219,777	69,000	138,000	414,000	477,775
LTIP award (6/13-6/16)	111,797	25,800	51,600	154,800	931,638
Total	6,154,516	5,688,613	5,901,913	6,755,113	7,324,762

Steven G. Binder
Stock Options	4,857,163	4,857,163	4,857,163	4,857,163	4,857,163
LTIP award (6/11-6/14)	339,829	115,841	231,683	695,048	430,163
LTIP award (6/12-6/15)	219,777	69,000	138,000	414,000	477,775
LTIP award (6/13-6/16)	114,396	26,400	52,800	158,400	953,304
Total	5,531,165	5,068,404	5,279,646	6,124,611	6,718,405
William F. Snyder
Stock Options	2,156,063	2,156,063	2,156,063	2,156,063	2,156,063
LTIP award (6/11-6/14)	173,814	59,250	118,500	355,500	220,018
LTIP award (6/12-6/15)	109,888	34,500	69,000	207,000	238,888
LTIP award (6/13-6/16)	38,999	9,000	18,000	54,000	324,990
Total	2,478,764	2,258,813	2,361,563	2,772,563	2,939,959
Glenn R. Leitch
Stock Options	1,441,278	1,441,278	1,441,278	1,441,278	1,441,278
LTIP award (6/11-6/14)	158,215	53,933	107,865	323,595	200,272
LTIP award (6/12-6/15)	109,888	34,500	69,000	207,000	238,888
LTIP award (6/13-6/16)	51,998	12,000	24,000	72,000	433,320
Total	1,761,379	1,541,711	1,642,143	2,043,873	2,313,758

(1)                             Stock options are valued based on the difference between the $43.62 closing price of the Company’s stock on October 27, 2013, the last trading day of the fiscal year, and the applicable exercise price of the stock options.  Amounts shown for stock options represent the value of all unexercisable options.  Exercisable options would not be affected by this termination event.

(2)                                 Payments for LTIP performance awards upon death or change in control of the Company are based on actual Company performance through October 27, 2013.  Such awards upon death are prorated based on employment from the beginning of the performance period through October 27, 2013.

(3)                                 Retirement or disability results in a payment for LTIP performance awards after the end of the performance period equal to the amount that would have been earned over the entire performance period prorated based on the employee’s actual period of employment.  These columns thus show the potential threshold, target and maximum payments for such awards, each prorated based on employment from the beginning of the performance period through October 27, 2013.  The actual payment would not be determined until after the performance period end date for each award.

(4)                                 For this table, it is assumed that the Compensation Committee exercised its discretion to accelerate vesting of all options upon a change in control of the Company.  Alternative assumptions which provide the same result are that the Committee exercised its discretion to permit the exchange of options for a cash payment or substitute options, in either case with a value equal to the difference between the closing price of the Company’s stock on October 27, 2013 (the last trading day of the fiscal year) and the applicable exercise price of the stock options.

Following termination of employment for any reason, our executive officers receive payment of retirement benefits and nonqualified deferred compensation benefits under the plans in which they participate. The value of those benefits are set forth in the sections above entitled “Pension Benefits” and “Nonqualified Deferred Compensation.”

Upon termination of employment caused by the death of an executive officer, the SIPE would provide a death benefit to the executive’s survivors.  The value of those benefits is described under “Survivor Income Protection Plan” on page 22.

ITEM 3 –REAPPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE HORMEL FOODS CORPORATION 2009 LONG-TERM INCENTIVE PLAN

The Hormel Foods Corporation 2009 Long-Term Incentive Plan (the “2009 Incentive Plan”) was initially adopted by the Board of Directors on November 24, 2008, subject to stockholder approval.  The stockholders approved the 2009 Incentive Plan on January 27, 2009.  In order to satisfy the requirements of Section 162(m) of the Internal Revenue Code so that certain performance awards granted under the 2009 Incentive Plan may qualify as “performance-based compensation,” the Company is seeking stockholder reapproval of the material terms of the performance goals that may be utilized for purposes of determining such performance awards. The material terms include the employees eligible under the 2009

Incentive Plan, the business criteria on which performance goals are based and the maximum amount of compensation payable under the 2009 Incentive Plan to any one employee.

The Company is not seeking to make any changes with respect to the material terms of the performance goals or any other terms of the 2009 Incentive Plan at this time.  However, the regulations under Section 162(m) of the Internal Revenue Code require the Company to seek reapproval of the material terms of the performance goals under the 2009 Incentive Plan no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved those terms so that certain awards may qualify as “performance-based compensation.”

The material terms of the performance goals under the 2009 Incentive Plan are described below under “Eligible Participants,” “Shares Available for Awards,” “Types of Awards and Terms and Conditions,” and “Performance Awards.”

Description of the 2009 Incentive Plan

The purpose of the 2009 Incentive Plan is to promote the interests of the Company and our stockholders by aiding us in attracting and retaining employees, officers and nonemployee directors capable of assuring the future success of Hormel Foods and motivating such persons to put forth maximum efforts for the success of our business.  The 2009 Incentive Plan affords such persons an opportunity to acquire a proprietary interest in the Company by rewarding them for making major contributions to the success of the Company.

The following is a summary of the material terms of the 2009 Incentive Plan and is qualified in its entirety by reference to the 2009 Incentive Plan.  A copy of the 2009 Incentive Plan is included in this proxy statement as Appendix A.

Administration

The Compensation Committee (for purposes of this summary, the “Committee”) administers the 2009 Incentive Plan and has full power and authority to determine when and to whom awards will be granted, and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the 2009 Incentive Plan.  In addition, the Committee can specify whether, and under what circumstances, awards to be received under the 2009 Incentive Plan or amounts payable under such awards may be deferred automatically or at the election of either the holder of the award or the Committee.  Subject to the provisions of the 2009 Incentive Plan, the Committee may amend or waive the terms and conditions, or accelerate the exercisability, of an outstanding award.  The Committee has authority to interpret the 2009 Incentive Plan and establish rules and regulations for the administration of the 2009 Incentive Plan.

The Committee may delegate its powers under the 2009 Incentive Plan to one or more directors (including a director who is also an officer), except that the Committee may not delegate its powers to grant awards to executive officers or directors who are subject to Section 16 of the Exchange Act, or in a way that would violate Section 162(m) of the Internal Revenue Code.  The Board of Directors may also exercise the powers of the Committee at any time, so long as its actions would not violate Section 162(m) of the Internal Revenue Code.

Eligible Participants

Any employee, officer, consultant, independent contractor or director providing services to us or any of our affiliates, who is selected by the Committee, is eligible to receive an award under the 2009 Incentive Plan.  As of November 29, 2013, approximately 19,850 employees, officers, consultants, independent contractors and directors were eligible as a class to be selected by the Committee to receive awards under the 2009 Incentive Plan.

Shares Available For Awards

The aggregate number of shares of our common stock that may be issued under all stock-based awards made under the 2009 Incentive Plan is 38,000,000.  As of October 27, 2013, there were 9,666,566 shares subject to outstanding stock options and 111,808 shares of outstanding restricted stock under the 2009 Incentive Plan. Taking into account these outstanding awards, shares previously issued upon option exercises and shares for which restrictions have lapsed, there remains 27,893,052 shares available for the grant of future awards under the 2009 Incentive Plan as of October 27, 2013.

Certain awards under the 2009 Incentive Plan are subject to limitations as follows:

•                  No person may be granted under the 2009 Incentive Plan in any calendar year options, stock appreciation rights or any other awards, the value of which is based solely on an increase in the value of our common stock after the date of grant of the award, of more than 1,800,000 shares in the aggregate.

•                  No person may be granted under the 2009 Incentive Plan in any calendar year any restricted stock, restricted stock units, performance awards and/or other stock-based awards that are intended to comply with the performance-

based exception under Section 162(m) of the Internal Revenue Code and are denominated in shares with respect to more than 400,000 shares.

•                  The maximum number of shares that may be awarded under the 2009 Incentive Plan pursuant to grants of incentive stock options is 38,000,000.

The Committee will adjust the number of shares and share limits described above in the case of a stock dividend or other distribution, including a stock split, merger or other similar corporate transaction or event that affects shares of our common stock, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the 2009 Incentive Plan.  The Committee did adjust the number of shares and share limits described above to account for the two-for-one stock split effective February 1, 2011, which was approved by the stockholders.

Types of Awards and Terms and Conditions

The 2009 Incentive Plan permits the granting of:

•                  stock options (including both incentive and non-qualified stock options);

•                  stock appreciation rights (“SARs”);

•                  restricted stock and restricted stock units;

•                  performance awards of cash or stock;

•                  other stock grants; and

•                  other stock-based awards.

Awards may be granted alone, or in combination with or in substitution for, any other award granted under the 2009 Incentive Plan or any other compensation plan.  Awards can be granted for no cash consideration or for any minimal cash or other consideration as may be required by applicable law.  Awards may provide that upon the grant or exercise thereof, the holder will receive cash, shares of our common stock, other securities, other awards or other property, or any combination of these in a single payment, installments or on a deferred basis.  The exercise price per share under any stock option may not be less than the fair market value of our common stock on the date of grant of such option.  The grant price of any SAR may not be less than the fair market value of our common stock on the date of grant of such SAR.  Determinations of fair market value under the 2009 Incentive Plan will be made in accordance with methods and procedures established by the Committee.  Awards will be adjusted by the Committee in the case of a stock dividend or other distribution, including a stock split, merger or other similar corporate transaction or event that affects shares of our common stock, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the 2009 Incentive Plan.  The maximum dollar value that may be paid to any person under the 2009 Incentive Plan in any calendar year with respect to performance awards that are denominated in cash may not exceed the fair market value of 600,000 shares, determined at the end of the applicable performance period.

Stock Options.  The holder of an option will be entitled to purchase a number of shares of our common stock at a specified exercise price during a specified time period, all as determined by the Committee.  The option exercise price may be payable either in cash or, at the discretion of the Committee, in other securities or other property having a fair market value on the exercise date equal to the exercise price.

Stock Appreciation Rights.  The holder of a SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date or, at the Committee’s discretion, as of any time during a specified period before or after the exercise date) of a specified number of shares of our common stock over the grant price of the SAR.  SARs vest and become exercisable in accordance with a vesting schedule established by the Committee.

Restricted Stock and Restricted Stock Units.  The holder of restricted stock will own shares of our common stock subject to restrictions imposed by the Committee (including, for example, restrictions on the right to vote the restricted shares or to receive any dividends with respect to the shares) for a specified time period determined by the Committee.  The holder of restricted stock units will have the right, subject to any restrictions imposed by the Committee, to receive shares of our common stock, or a cash payment equal to the fair market value of those shares, at some future date determined by the Committee.

Performance Awards.  The Committee may grant performance awards under the 2009 Incentive Plan that are payable in cash or stock and conditioned upon the achievement of one or more objective performance goals established by the Committee.  For any such awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code, the Committee intends to grant and administer such awards in compliance with Section 162(m).  As a result, the Committee must determine the length of the performance period, establish the performance goals for the performance period, and determine the amounts of the performance awards for each participant no later than 90 days after the beginning of each performance period according to the requirements of Section 162(m).

Performance goals must be based solely on one or more of the following business criteria, applied on a corporate, subsidiary, division, business unit or line of business basis: sales, revenue, costs, expenses, earnings (including one or more of net profit after tax, gross profit, operating profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings), earnings per share, earnings per share from continuing operations, operating income, pre-tax income, operating income margin, net income, margins (including one or more of gross, operating and net income margins), returns (including one or more of return on actual or proforma assets, net assets, equity, investment, capital and net capital employed), stockholder return (including total stockholder return relative to an index or peer group), stock price, economic value added, cash generation, cash flow, unit volume, working capital, market share, cost reductions and strategic plan development and implementation. The measure of performance may be set by reference to an absolute standard or a comparison to specified companies or groups of companies, or other external measures. The Committee may establish rules during the first 90 days of a performance period to permit the Committee to adjust any evaluation of the performance under the applicable goals to exclude the effect of certain events, including asset write-downs; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; severance, contract termination and other costs related to exiting certain business activities; acquisitions; and gains or losses from the disposition of businesses or assets or from the early extinguishment of debt.

Under the 2009 Incentive Plan, the Committee is required to certify that the applicable performance goals have been met prior to payment of any performance awards to participants.  The Committee may, in its discretion, reduce the amount of a payout otherwise to be made in connection with a performance award but may not exercise discretion to increase such amount.

Other Stock Grants.  The Committee may grant unrestricted shares of our common stock, subject to terms and conditions determined by the Committee and the limitations in the 2009 Incentive Plan.

Other Stock-Based Awards.  The Committee is also authorized to grant other types of awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to our common stock, subject to terms and conditions determined by the Committee and the limitations in the 2009 Incentive Plan.

Accounting for Shares Reserved for the Plan

If an award entitles the holder to receive or purchase shares of our common stock, the shares covered by such award or to which the award relates will be counted against the aggregate number of shares available for awards under the 2009 Incentive Plan.  Awards that do not entitle the holder to receive or purchase shares and awards that are settled in cash will not be counted against the aggregate number of shares available for awards under the 2009 Incentive Plan.

If an award is terminated, forfeited or cancelled without the issuance of any shares or if shares covered by an award are not issued for any other reason, then the shares previously set aside for such award will be available for future awards under the 2009 Incentive Plan.  Shares withheld as payment of the purchase or exercise price of an award or in satisfaction of tax obligations relating to an award will be available again for granting awards (other than incentive stock options) under the 2009 Incentive Plan without reducing the aggregate number of shares that may be issued for all awards under the 2009 Incentive Plan.

Duration, Termination and Amendment

No awards may be granted under the 2009 Incentive Plan after November 23, 2018 or any earlier date of discontinuation or termination established pursuant to the 2009 Incentive Plan.  However, unless otherwise expressly provided in the 2009 Incentive Plan or in an applicable award agreement, any award granted under the 2009 Incentive Plan prior to November 23, 2018 may extend beyond such date.  No performance award may be granted more than five years after the date the stockholders of the Company approve the 2009 Incentive Plan unless the stockholders have reapproved the 2009 Incentive Plan to the extent required by Section 162(m) of the Internal Revenue Code.

The Board may amend, alter, suspend, discontinue or terminate the 2009 Incentive Plan at any time, although stockholder approval must be obtained for any amendment to the 2009 Incentive Plan that would (1) increase the number of shares of our common stock available under the 2009 Incentive Plan, (2) increase the award limits under the 2009 Incentive Plan, (3) permit awards of options or SARs at a price less than fair market value, (4) permit repricing of options or SARs, or (5) cause Section 162(m) of the Internal Revenue Code to become unavailable with respect to the 2009 Incentive Plan.

Stockholder approval is also required for any action that requires stockholder approval under the rules and regulations of the SEC, the NYSE or any other securities exchange that are applicable to us.

Prohibition on Repricing Awards

Without the approval of our stockholders, the Committee will not reprice, adjust or amend the exercise price of any options or the grant price of any SAR previously awarded, whether through amendment, cancellation and replacement grant or any other means, except in connection with a stock dividend or other distribution, including a stock split, merger or other similar corporate transaction or event that affects shares of our common stock, in order to prevent dilution or enlargement of the benefits, or potential benefits intended to be provided under the 2009 Incentive Plan.

Transferability of Awards

No awards (other than other stock grants) under the 2009 Incentive Plan may be transferred other than by will or by the laws of descent and distribution.  However, if so determined by the Committee, a participant may, in the manner established by the Committee, transfer options (other than incentive stock options) or designate a beneficiary to exercise the rights of the participant and receive any property distributable with respect to any award upon the death of the participant.  No award (other than other stock grants) may be pledged, alienated, attached or otherwise encumbered.

Cancellation and Rescission of Awards

Participants in the 2009 Incentive Plan are prohibited from rendering services for any organization or engaging in any business which is competitive with the Company or otherwise prejudicial to or in conflict with the Company’ interests.  Failure to comply will cause any award under the 2009 Incentive Plan to be cancelled and will cause rescission of any exercise, payment or delivery pursuant to an award which occurred within the six months preceding such noncompliance.

Federal Income Tax Consequences

Grant of Options and SARs.  The grant of a stock option or SAR is not expected to result in any taxable income for the recipient.

Exercise of Options and SARs.  Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of our common stock acquired on the date of exercise over the exercise price, and we generally will be entitled to an income tax deduction for the same amount.  The holder of an incentive stock option generally will have no taxable income upon exercising the option (except that an alternative minimum tax liability may arise), and we will not be entitled to an income tax deduction.  Upon exercising an SAR, the amount of any cash received and the fair market value on the exercise date of any shares of our common stock received are taxable to the recipient as ordinary income and generally are deductible by us.

Disposition of Shares Acquired Upon Exercise of Options and SARs.  The tax consequence upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and whether the shares were acquired by exercising an incentive stock option or by exercising a non-qualified stock option or SAR.  Generally, there will be no tax consequence to us in connection with the disposition of shares acquired under an option or SAR, except that we may be entitled to an income tax deduction in the case of the disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Internal Revenue Code have been satisfied.

Awards Other than Options and SARs.  If an award is payable in shares of our common stock that are subject to substantial risk of forfeiture, unless a special election is made by the holder of the award under the Internal Revenue Code, the holder must recognize ordinary income equal to the excess of (i) the fair market value of the shares received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for the shares by the holder of the award.  We will generally be entitled to an income tax deduction for the same amount.  As to other awards granted under the 2009 Incentive Plan that are payable either in cash or shares of our common stock not subject to substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to (a) the amount of cash received or, as applicable, (b) the excess of (i) the fair market value of the shares received (determined as of the date of receipt) over (ii) the amount (if any) paid for the shares by the holder of the award.  We generally will be entitled to an income tax deduction for the same amount.

Income Tax Deduction.  Subject to the usual rules concerning reasonable compensation, including our obligation to withhold or otherwise collect certain income and payroll taxes, and assuming that, as expected, stock options, SARs and certain other performance awards paid under the 2009 Incentive Plan are “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code, we generally will be entitled to a corresponding income tax deduction with respect to amounts a participant recognizes as ordinary income from awards made under the 2009 Incentive Plan.

Delivery of Shares for Tax Obligation.  Under the 2009 Incentive Plan, the Committee may permit participants receiving or exercising awards, subject to the discretion of the Committee and upon such terms and conditions as it may impose, to deliver shares of our common stock (either shares received upon the receipt or exercise of the award or shares previously owned by the participant) to us to satisfy federal, state or local tax obligations.

Section 409A of the Internal Revenue Code.  The Committee will administer and interpret the 2009 Incentive Plan and all award agreements in a manner consistent with the intent to satisfy the requirements of Section 409A of the Internal Revenue Code to avoid any adverse tax results thereunder to a holder of an award.  If any provision of the 2009 Incentive Plan would result in such adverse consequences, the Committee may amend that provision or take other necessary action to avoid any adverse tax results.

Future Benefits

No benefits or amounts have been granted, awarded or received under the 2009 Incentive Plan that are subject to stockholder reapproval of the material terms of the performance goals under the 2009 Incentive Plan. The Committee, in its sole discretion, will determine the number and types of awards that will be granted under the 2009 Incentive Plan.  Accordingly, it is not possible to determine the benefits that will be received by eligible participants under the 2009 Incentive Plan if stockholders reapprove the material terms of the performance goals under the 2009 Incentive Plan.  The closing price of a share of our common stock as reported on the NYSE on November 29, 2013 was $45.02.

Equity Compensation Plan Information

Information regarding the Company’s equity compensation plans as of October 27, 2013, is shown below:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	18,466,246	$ 22.09	27,893,052
Equity compensation plans not approved by security holders	–	–	–
Total	18,466,246	$ 22.09	27,893,052

Vote Required; Board Recommendation

The affirmative vote of the majority of the shares of common stock represented in person or by proxy at the meeting is required for reapproval of the material terms of the performance goals under the Hormel Foods Corporation 2009 Long-Term Incentive Plan.  The Board of Directors recommends a vote FOR reapproval of the material terms of the performance goals under the Hormel Foods Corporation 2009 Long-Term Incentive Plan to enable certain compensation paid under the Plan to continue to qualify as deductible performance-based compensation under Section 162(m) of the Internal Revenue Code.  Properly dated and signed proxies will be so voted unless stockholders specify otherwise.

RELATED PARTY TRANSACTIONS

The Board of Directors has adopted a written related party transaction policy.  This policy applies to all transactions that qualify for disclosure under Item 404(a) of Regulation S-K of the Exchange Act.  Information about transactions involving related persons is reviewed by the Audit Committee.  Related persons include Company directors and executive officers, as well as their immediate family members.  If a related person has a direct or indirect material interest in any Company transaction, then the Audit Committee would decide whether or not to approve or ratify the transaction.  The Audit Committee will use any process and review any information that it determines is appropriate.  All related party transactions will be disclosed in accordance with SEC rules.  For fiscal 2013, the Company had no material related party transactions which were required to be disclosed in accordance with SEC rules.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company’s directors, executive officers, and any persons holding more than ten percent of the Company’s common stock are required to report their initial ownership of the Company’s common stock and any subsequent changes in that ownership to the SEC and the NYSE.  This requirement is contained in Section 16(a) of the Exchange Act.  Specific due dates for these reports have been established.  The Company is required to disclose in this proxy statement any failure to file by those dates during fiscal 2013.

In making this disclosure, the Company has relied on the representations of its directors and officers and copies of the reports that they have filed with the SEC.  Based on those representations and reports, the Company believes that all Section 16(a) filing requirements applicable to the Company’s directors, officers and greater than ten percent stockholders were met, with two exceptions.  Due to administrative oversight, Mr. Richard A. Bross filed one late Form 4 report reporting the acquisition of stock from the exercise of stock options and The Hormel Foundation filed one late Form 5 report reporting the acquisition of stock from a bequest.

VIEWING AND DELIVERY OF PROXY MATERIALS

Viewing of Proxy Materials Via the Internet - We are able to distribute our annual report and this proxy statement to our stockholders in a fast and efficient manner via the Internet. This reduces the amount of paper delivered to a stockholder’s address and eliminates the cost of sending these documents by mail. Stockholders may elect to view all future annual reports and proxy statements on the Internet instead of receiving them by mail. You may make this election when voting your proxy this year. Simply follow the instructions to vote via the Internet or go directly to www.proxyvote.com/hrl to register your consent. You will continue to have the option to vote your shares by mail, telephone or the Internet.

Delivery of Proxy Materials - Only one Notice of Internet Availability of Proxy Materials or only one copy of our annual report and proxy statement are being delivered to multiple stockholders sharing an address, unless the Company received contrary instructions from one of the stockholders.  If you wish to receive a separate copy of the Notice of Internet Availability of Proxy Materials or the annual report and proxy statement, as applicable, this year or in future years, please call 507-437-5944 or mail a request to Brian D. Johnson, Vice President and Corporate Secretary, 1 Hormel Place, Austin, Minnesota 55912.

STOCKHOLDER PROPOSALS FOR 2015 ANNUAL MEETING OF STOCKHOLDERS

Any stockholder intending to present a proposal at the 2015 Annual Meeting of Stockholders must deliver the proposal to the Company by August 20, 2014, in order to have the proposal considered for inclusion in the Company’s proxy statement and the form of proxy for that meeting.

The Company’s Bylaws provide certain requirements which must be met in order for a stockholder to bring any proposals or nominations for election as Directors for consideration at the Annual Meeting of Stockholders.  These requirements apply whether or not the proposal or nomination is requested to be included in the proxy statement and proxy.  The requirements include a written notice to the Corporate Secretary to be received at the Company’s principal executive offices at least 90 days before the date that is one year after the prior year’s annual meeting.  For business or nominations intended to be brought to the 2015 Annual Meeting of Stockholders, the notice deadline is October 30, 2014.  Stockholder proposals or director nominations submitted after this date may not be presented at the 2015 Annual Meeting of Stockholders.

OTHER MATTERS

The management of the Company does not know of any matters to be presented at the meeting other than those identified above.  If other matters properly come before the meeting, the holders of the proxies will vote on such matters in their discretion under the authority granted in the proxy.

By Order of the Board of Directors

BRIAN D. JOHNSON
Vice President and
Corporate Secretary

December 18, 2013

Appendix A

HORMEL FOODS CORPORATION

2009 LONG-TERM INCENTIVE PLAN

Section 1.  Purpose.

The purpose of the Plan is to promote the interests of the Company and its stockholders by aiding the Company in attracting and retaining employees, officers, and nonemployee directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company’s business and to afford such persons an opportunity to acquire a proprietary interest in the Company by rewarding them for making major contributions to the success of the Company.

Section 2.  Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

(a)                                 “Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(b)                                 “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Other Stock Grant or Other Stock-Based Award granted under the Plan.

(c)                                  “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.  An Award Agreement may be in an electronic medium and need not be signed by a representative of the Company or the Participant.  Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

(d)                                 “Board” shall mean the Board of Directors of the Company.

(e)                                  “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(f)                                   “Committee” shall mean a committee of Directors designated by the Board to administer the Plan.  In the absence of any other designation, the Committee shall mean the Compensation Committee of the Board.  The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a “Nonemployee Director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m) of the Code.  The Company expects to have the Plan administered in accordance with the requirements for the award of “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

(g)                                  “Company” shall mean Hormel Foods Corporation, a Delaware corporation, and any successor corporation.

(h)                                 “Director” shall mean a member of the Board.

(i)                                     “Eligible Person” shall mean any employee, officer, consultant, independent contractor or Director providing services to the Company or any Affiliate whom the Committee determines to be an Eligible Person based on the Committee’s judgment as to that person’s ability to have a significant effect on the success of the Company.

(j)                                    “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.  Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of Shares on a given date for purposes of the Plan shall be the closing sale price of the Shares on the New York Stock Exchange as reported in the consolidated transaction reporting system on such date or, if such Exchange is not open for trading on such date, on the most recent preceding date when such Exchange is open for trading.

(k)                                 “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

(l)                                     “Nonqualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(m)                             “Option” shall mean an Incentive Stock Option or a Nonqualified Stock Option.

(n)                                 “Other Stock Grant” shall mean any right granted under Section 6(e) of the Plan.

(o)                                 “Other Stock-Based Award” shall mean any right granted under Section 6(f) of the Plan.

(p)                                 “Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.

(q)                                 “Performance Award” shall mean any right granted under Section 6(d) of the Plan.

(r)                                    “Performance Goal” shall mean one or more of the following performance goals, either individually, alternatively or in any combination, applied on a corporate, subsidiary, division, business unit or line of business basis:  sales, revenue, costs, expenses, earnings (including one or more of net profit after tax, gross profit, operating profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings), earnings per share, earnings per share from continuing operations, operating income, pre-tax income, operating income margin, net income, margins (including one or more of gross, operating and net income margins), returns (including one or more of return on actual or proforma assets, net assets, equity, investment, capital and net capital employed), stockholder return (including total stockholder return relative to an index or peer group), stock price, economic value added, cash generation, cash flow, unit volume, working capital, market share, cost reductions and strategic plan development and implementation.  Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria.  Pursuant to rules and conditions adopted by the Committee on or before the 90th day of the applicable performance period for which Performance Goals are established, the Committee may appropriately adjust any evaluation of performance under such goals to exclude the effect of certain events, including any of the following events:  asset write-downs; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; severance, contract termination and other costs related to exiting certain business activities; acquisitions; and gains or losses from the disposition of businesses or assets or from the early extinguishment of debt.

(s)                                   “Person” shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.

(t)                                    “Plan” shall mean the Hormel Foods Corporation 2009 Long-Term Incentive Plan, as amended from time to time, the provisions of which are set forth herein.

(u)                                 “Restricted Stock” shall mean any Shares granted under Section 6(c) of the Plan.

(v)                                 “Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(w)                               “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

(x)                                 “Shares” shall mean shares of Common Stock, $.0293 par value per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan. (Adjusted for two-for-one stock split effective February 1, 2011)

(y)                                 “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

Section 3.  Administration.

(a)                                 Power and Authority of the Committee.  The Plan shall be administered by the Committee.  Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to:  (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement, provided, however, that, except as otherwise provided in Section 4(c) hereof, the Committee shall not reprice, adjust or amend the exercise price of Options or the grant price of Stock Appreciation Rights previously awarded to any Participant, whether through amendment, cancellation and replacement grant, or any other means; (vi) accelerate the exercisability of any Award or the lapse of restrictions relating to any Awards; (vii) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (viii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (ix) interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.  Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award and any employee of the Company or any Affiliate.

(b)                                 Delegation.  The Committee may delegate its powers and duties under the Plan to one or more Directors (including a Director who is also an officer of the Company) or a committee of Directors, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee shall not delegate its powers and duties under the Plan (i) with regard to officers or directors of the Company or any Affiliate who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, or (ii) in such a manner as would cause the Plan not to comply with the requirements of Section 162(m) of the Code.

(c)                                  Power and Authority of the Board of Directors.  Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan, unless the exercise of such powers and duties by the Board would cause the Plan not to comply with the requirements of Section 162(m) of the Code.

Section 4.  Shares Available for Awards.

(a)                                 Shares Available.  Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall be 38,000,000 on a net basis as provided in this Section 4(a).  Shares to be issued under the Plan may be either authorized but unissued Shares or Shares acquired in the open market or otherwise.  Any Shares that are used by a Participant as full or partial payment to the Company of the purchase price relating to an Award, or in connection with the satisfaction of tax obligations relating to an Award (whether tendered by the Participant or withheld from the Award), shall be available for granting Awards (other than Incentive Stock Options) under the Plan without reducing the aggregate number of Shares that may be issued for all Awards under the Plan.  In addition, if any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan.  Notwithstanding the foregoing, the number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 38,000,000 on a gross basis, subject to adjustment as provided in the Plan and subject to the provisions of Section 422 or 424 of the Code or any successor provision, so that shares used as payment of the purchase price or in connection with the satisfaction of tax obligations relating to an Award which would not otherwise reduce the shares available for issuance under the Plan will not be available for Incentive Stock Options. (Adjusted for two-for-one stock split effective February 1, 2011)

(b)                                 Accounting for Awards.  For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.  Awards that do not entitle the holder thereof to receive or purchase Shares and Awards that are settled in cash shall not be counted against the aggregate number of Shares available for Awards under the Plan.

(c)                                  Adjustments.  In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.

(d)                                 Award Limitations Under the Plan.  The following annual limitations specifically apply to the grant of any Award or Awards representing “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.  No Eligible Person may be granted Options, Stock Appreciation Rights or any other Award or Awards under the Plan, the value of which Award or Awards is based solely on an increase in the value of the Shares after the date of grant of such Award or Awards, for more than 1,800,000 Shares (subject to adjustment as provided for in Section 4(c) of the Plan), in the aggregate in any calendar year.  With respect to Restricted Stock, Restricted Stock Units, Performance Awards and/or Other Stock-Based Awards that are denominated in Shares, no Eligible Person may be granted any Awards for more than 400,000 Shares in the aggregate in any calendar year.  In addition to the foregoing, the maximum dollar value that may be paid to any Eligible Person in any calendar year with respect to Awards that are denominated in cash shall not exceed the Fair Market Value of 600,000 Shares, determined at the end of the applicable performance period. (Adjusted for two-for-one stock split effective February 1, 2011)

Section 5.  Eligibility.

Any Eligible Person shall be eligible to be designated a Participant.  In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant.  Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full or part-time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6.  Awards.

(a)                                 Options.  The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)                                     Exercise Price.  The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

(ii)                                  Option Term.  The term of each Option shall be fixed by the Committee but shall not be longer than ten years from the date of grant.

(iii)                               Time and Method of Exercise.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(b)                                 Stock Appreciation Rights.  The Committee is hereby authorized to grant Stock Appreciation Rights to Participants subject to the terms of the Plan and any applicable Award Agreement.  A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right.  Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee.  The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c)                                  Restricted Stock and Restricted Stock Units.  The Committee is hereby authorized to grant Restricted Stock and Restricted Stock Units to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)                                     Restrictions.  Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

(ii)                                  Issuance and Delivery of Shares.  Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company.  Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.  Shares representing Restricted Stock that is no longer subject to restrictions shall be delivered to the Participant promptly after the applicable restrictions lapse or are waived.  In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted.  Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.

(iii)                               Forfeiture.  Except as otherwise determined by the Committee, upon a Participant’s termination of employment or resignation or removal as a Director (in either case, as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units held by the Participant at such time shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

(d)                                 Performance Awards.  The Committee is hereby authorized to grant to Eligible Persons Performance Awards which are intended to be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code. A Performance Award granted under the Plan may be payable in cash or in Shares (including, without limitation, Restricted Stock). Performance Awards shall, to the extent required by Section 162(m) of the Code, be conditioned solely on the achievement of one or more objective Performance Goals.  The Committee shall, not later than 90 days after the beginning of each performance period, (i) designate all Participants for such performance period, and (ii) establish the objective performance factors for each Participant for that performance period on the basis of one or more of the Performance Goals.  Subject to the terms of the Plan and any applicable Award Agreement, the Performance Goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee. The Committee shall also certify in writing that such Performance Goals have been met prior to payment of the Performance Awards to the extent required by Section 162(m) of the Code.  The Committee may, in its discretion, reduce the amount of a payout otherwise to be made in connection with a Performance Award, but may not exercise discretion to increase such amount.

(e)                                  Other Stock Grants.  The Committee is hereby authorized, subject to the terms of the Plan and any applicable Award Agreement, to grant to Participants Shares without restrictions thereon as are deemed by the Committee to be consistent with the purpose of the Plan.

(f)                                   Other Stock-Based Awards.  The Committee is hereby authorized to grant to Participants subject to the terms of the Plan and any applicable Award Agreement, such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(f) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than 100% of the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

(g)                                  General.

(i)                                     Consideration for Awards.  Awards may be granted for no cash consideration or for any minimal cash or other consideration as may be required by applicable law.

(ii)                                  Awards May Be Granted Separately or Together.  Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Affiliate other than the Plan.  Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii)                               Forms of Payment under Awards.  Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee.  Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents with respect to installment or deferred payments.

(iv)                              Limits on Transfer of Awards.  No Award (other than Other Stock Grants) and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, transfer Options (other than Incentive Stock Options) or designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant.  Each Award or right under any Award shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative.  No Award (other than Other Stock Grants) or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(v)                                 Term of Awards.  Except as specifically provided in the Plan, the term of each Award shall be for such period as may be determined by the Committee.

(vi)                              Restrictions; Securities Exchange Listing.  All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made or legends to be affixed to reflect such restrictions.  If any securities of the Company are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

(h)                                 Cancellation and Rescission of Awards.

(i)                                     Competitive Services.  A Participant shall not render services for any organization or engage directly or indirectly in any business which, in the judgment of the chief executive officer of the Company or other senior officer designated by the Committee, is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company.

(ii)                                  Cancellation and Rescission.  Failure to comply with the provisions of paragraph (i) of this Section 6(h) shall cause any Award(s) to be canceled.  Failure to comply with the provisions of paragraph (i) of this Section 6(h) prior to, or during the six months after, any exercise, payment or delivery pursuant to an Award shall cause such exercise, payment or delivery to be rescinded.  The Company shall notify the Participant in writing of any such rescission within one year after such exercise, payment or delivery.  Within ten days after receiving such notice from the Company, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery pursuant to an Award.

Section 7.  Amendment and Termination; Adjustments.

(a)                                 Amendments to the Plan.  The Board may amend, alter, suspend, discontinue or terminate the Plan at any time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, prior approval of the stockholders of the Company shall be required for any amendment to the Plan that:

(i)                                     requires stockholder approval under the rules or regulations of the Securities and Exchange Commission, the New York Stock Exchange, or any other securities exchange that are applicable to the Company;

(ii)                                  increases the number of shares authorized under the Plan as specified in Section 4(a) of the Plan;

(iii)                               increases the number of shares subject to the limitations contained in Section 4(d) of the Plan;

(iv)                              permits repricing of Options or Stock Appreciation Rights which is prohibited by Section 3(a)(v) of the Plan;

(v)                                 permits the award of Options or Stock Appreciation Rights at a price less than 100% of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, contrary to the provisions of Sections 6(a)(i) and 6(b) of the Plan;

(vi)                              would cause Section 162(m) of the Code to become unavailable with respect to the Plan; and

(vii)                           would cause the Company to be unable, under the Code, to grant Incentive Stock Options under the Plan.

(b)                                 Amendments to Awards.  The Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively.  Except as otherwise provided herein or in the Award Agreement, the Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, if such action would adversely affect the rights of the holder of such Award, without the consent of the Participant or holder or beneficiary thereof.

(c)                                  Correction of Defects, Omissions and Inconsistencies.  The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

(d)                                 Compliance with Section 409A of the Code.  This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent.  To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee.  Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

Section 8.  Income Tax Withholding.

In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant.  In order to assist a Participant in paying all or a portion of the applicable taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (ii) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes.  The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

Section 9.  General Provisions.

(a)                                 No Rights to Awards.  No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan.  The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b)                                 Award Agreements.  No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant, or until such Award Agreement is delivered and accepted through any electronic medium in accordance with procedures established by the Company.

(c)                                  No Limit on Other Compensation Arrangements.  Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(d)                                 No Right to Employment or Directorship.  The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate, or a Director to be retained as a Director, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant’s employment at any time, with or without cause.  In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement.

(e)                                  Governing Law.  The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the laws of the State of Delaware.

(f)                                   Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(g)                                  No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person.  To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(h)                                 No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(i)                                     Headings.  Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 10.  Effective Date of the Plan.

The Plan shall be effective as of November 24, 2008, subject to approval by the stockholders of the Company within six months thereafter.  Any Performance Award shall be null and void and have no effect whatsoever unless the Plan shall have been approved by the stockholders of the Company.

Section 11.  Term of the Plan.

No Award shall be granted under the Plan after November 23, 2018 or any earlier date of discontinuation or termination established pursuant to Section 7(a) of the Plan.  However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date.  No Performance Award shall be granted more than five years after the date the stockholders of the Company approve the Plan unless the stockholders have re-approved the Plan to the extent required by Section 162(m) of the Code.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ! ! ! ! ! ! For Against Abstain ADMISSION TIcKET Doors open at 6:30 p.m. Enter at South end of building Annual Meeting of Stockholders Tuesday, January 28, 2014 8:00 p.m. cST Richard l. Knowlton Auditorium Austin High School 300 NW 4th Street Austin, MN 55912 HORMEL FOODS CORPORATION ATTN: BRIAN D. JOHNSON 1 HORMEL PLACE AuSTIN, MN 55912-3680 HORMEL FOODS CORPORATION To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 2. Ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending October 26, 2014. 3. Reapprove the material terms of the performance goals under the Hormel Foods Corporation 2009 Long-Term Incentive Plan to enable certain compensation paid under the Plan to continue to qualify as deductible performance-based compensation under Section 162(m) of the Internal Revenue Code. ! ! ! 01) Terrell K. Crews 02) Jeffrey M. Ettinger 03) Jody H. Feragen 04) Glenn S. Forbes, M.D. 05) Stephen M. Lacy 06) John L. Morrison 07) Elsa A. Murano, Ph.D. 08) Robert C. Nakasone 09) Susan K. Nestegard 10) Dakota A. Pippins 11) Christopher J. Policinski 1. Elect a board of 11 directors: Nominees: The Board of Directors recommends you vote FOR ALL director nominees under Item 1. The Board of Directors recommends you vote FOR Items 2 and 3. For All Withhold All For All Except For address changes and/or comments, please check this box and write them on the back where indicated. Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. Note: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR ALL DIRECTOR NOMINEES AND FOR ITEMS 2 AND 3. ! M64708-P44591 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 1:00 p.m. Eastern Time Monday, January 27, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ElEcTRONIc DElIVERY OF FuTuRE PROXY MATERIAlS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 1:00 p.m. Eastern Time Monday, January 27, 2014. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIl Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

M64709-P44591 Address changes/comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) continued and to be signed on reverse side HORMEl FOODS cORPORATION Proxy and Voting Direction This proxy is solicited on behalf of the Board of Directors. By signing on the other side of this card you appoint Jeffrey M. Ettinger, Jody H. Feragen and Brian D. Johnson, and each of them, with full power of substitution, and hereby authorize them to represent and to vote as designated on the other side of this card all the shares of Common Stock of Hormel Foods Corporation held of record by you on November 29, 2013, at the Annual Meeting of Stockholders to be held on January 28, 2014, or any adjournment thereof. HORMEl FOODS cORPORATION 1 Hormel Place Austin, MN 55912 proxy and voting direction Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. Your signature on this proxy card will appoint a proxy for shares held in your record account(s). If you would like to access the proxy materials electronically next year, go to the following Internet address: www.proxyvote.com.

M64739-P44591 You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. HORMEL FOODS CORPORATION *** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on January 28, 2014. HORMEL FOODS CORPORATION ATTN: BRIAN D. JOHNSON 1 HORMEL PLACE AuSTIN, MN 55912-3680 Meeting Information Meeting Type: Annual Meeting For holders as of: November 29, 2013 Date: January 28, 2014 Time: 8:00 p.m. CST Location: For directions to attend the Annual Meeting, please call 1-507-437-5944. Richard L. Knowlton Auditorium Austin High School 300 NW 4th Street Austin, MN 55912 See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: How To Vote Please Choose One of the Following Voting Methods Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions. Please vote by 1:00 p.m. Eastern Time, on either (i) Thursday, January 23, 2014 for shares in employee plans or (ii) Monday, January 27, 2014 for shares held in record accounts. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before January 14, 2014 to facilitate timely delivery. How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. NOTICE AND PROXY STATEMENT ANNUAL REPORT . XXXX XXXX XXXX . XXXX XXXX XXXX . XXXX XXXX XXXX M64740-P44591 Proxy Materials Available to VIEW or RECEIVE:

Voting Items *** Please use this notice card as your admIssIon tIcket .*** 2. Ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending October 26, 2014. 3. Reapprove the material terms of the performance goals under the Hormel Foods Corporation 2009 Long-Term Incentive Plan to enable certain compensation paid under the Plan to continue to qualify as deductible performance-based compensation under Section 162(m) of the Internal Revenue Code. 1. Elect a board of 11 directors: nominees: the Board of directors recommends you vote FoR aLL director nominees under Item 1. the Board of directors recommends you vote FoR Items 2 and 3. Note: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. 01) Terrell K. Crews 02) Jeffrey M. Ettinger 03) Jody H. Feragen 04) Glenn S. Forbes, M.D. 05) Stephen M. Lacy 06) John L. Morrison 07) Elsa A. Murano, Ph.D. 08) Robert C. Nakasone 09) Susan K. Nestegard 10) Dakota A. Pippins 11) Christopher J. Policinski M64741-P44591

How To Vote Please Choose One of the Following Voting Methods Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions. Please vote by 1:00 p.m. Eastern Time, on either (i) Thursday, January 23, 2014 for shares in employee plans or (ii) Monday, January 27, 2014 for shares held in record accounts. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. . XXXX XXXX XXXX M64743-P44591